                                                                     EXHIBIT 4.1


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                       ----------------------------------


                             METAL MANAGEMENT, INC.
                                       AND
                           THE GUARANTORS NAMED HEREIN


                      12 3/4% SENIOR SECURED NOTES DUE 2004

                       ----------------------------------


                                    INDENTURE


                             DATED AS OF MAY 7, 1999


                       ----------------------------------


                          HARRIS TRUST AND SAVINGS BANK

                                     TRUSTEE

                       ----------------------------------




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
                              CROSS-REFERENCE TABLE


Trust Indenture
Act Section                                                   Indenture Section

310(a)(1)................................................     7.10
   (a)(2)................................................     7.10
   (a)(3)................................................     N.A.
   (a)(4)................................................     N.A.
   (a)(5)................................................     7.10
   (b)...................................................     7.10
   (c)...................................................     N.A.
311(a)...................................................     7.11
   (b)...................................................     7.11
   (c)...................................................     N.A.
312(a)...................................................     2.05
   (b)...................................................     13.03
   (c)...................................................     13.03
313(a)...................................................     7.06
   (b)(1)................................................     N.A.
   (b)(2)................................................     7.07
   (c)...................................................     7.06;  13.02
   (d)...................................................     7.06
314(a)...................................................     4.03;  13.02
   (b)...................................................     11.02
   (c)(1)................................................     13.04
   (c)(2)................................................     13.04
   (c)(3)................................................     N.A.
   (e)...................................................     13.05
   (f)...................................................     N.A.
315(a)...................................................     7.01
   (b)...................................................     7.05,13.02
   (c)...................................................     7.01
   (d)...................................................     7.01
   (e)...................................................     6.11
316(a)(last sentence)....................................     2.09
   (a)(1)(A).............................................     6.05
   (a)(1)(B).............................................     6.04
   (a)(2)................................................     N.A.
   (b)...................................................     6.07
   (c)...................................................     N.A.
317(a)(1)................................................     6.08
   (a)(2)................................................     6.09
   (b)...................................................     2.04
318(a)...................................................     13.01
   (b)...................................................     N.A.
   (c)...................................................     13.01

N.A. means not applicable.

*        This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.       DEFINITIONS..........................................................      1
SECTION 1.02.       OTHER DEFINITIONS....................................................     15
SECTION 1.03.       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT....................     16
SECTION 1.04.       RULES OF CONSTRUCTION................................................     16

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.       FORM AND DATING......................................................     17
SECTION 2.02.       EXECUTION AND AUTHENTICATION.........................................     19
SECTION 2.03.       REGISTRAR AND PAYING AGENT...........................................     19
SECTION 2.04.       PAYING AGENT TO HOLD MONEY IN TRUST..................................     19
SECTION 2.05.       HOLDER LISTS.........................................................     20
SECTION 2.06.       TRANSFER AND EXCHANGE................................................     20
SECTION 2.07.       REPLACEMENT NOTES....................................................     28
SECTION 2.08.       OUTSTANDING NOTES....................................................     29
SECTION 2.09.       TREASURY NOTES.......................................................     29
SECTION 2.10.       TEMPORARY NOTES......................................................     29
SECTION 2.11.       CANCELLATION.........................................................     29
SECTION 2.12.       DEFAULTED INTEREST...................................................     30

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.       NOTICES TO TRUSTEE...................................................     30
SECTION 3.02.       SELECTION OF NOTES TO BE REDEEMED....................................     30
SECTION 3.03.       NOTICE OF REDEMPTION.................................................     31
SECTION 3.04.       EFFECT OF NOTICE OF REDEMPTION.......................................     31
SECTION 3.05.       DEPOSIT OF REDEMPTION PRICE..........................................     32
SECTION 3.06.       NOTES REDEEMED IN PART...............................................     32
SECTION 3.07.       OPTIONAL REDEMPTION..................................................     32
SECTION 3.08.       MANDATORY REDEMPTION.................................................     32
SECTION 3.09.       OFFER TO PURCHASE BY APPLICATION OF AVAILABLE PROCEEDS AMOUNT........     32
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                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.       PAYMENT OF NOTES....................................................     34
SECTION 4.02.       MAINTENANCE OF OFFICE OR AGENCY.....................................     35
SECTION 4.03.       REPORTS.............................................................     35
SECTION 4.04.       COMPLIANCE CERTIFICATE..............................................     35
SECTION 4.05.       PAYMENT OF TAXES AND OTHER CLAIMS; MAINTENANCE OF
                       PROPERTIES; INSURANCE; BOOKS AND RECORDS.........................     36
SECTION 4.06.       STAY, EXTENSION AND USURY LAWS......................................     37
SECTION 4.07.       RESTRICTED PAYMENTS.................................................     37
SECTION 4.08.       DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
                       SUBSIDIARIES.....................................................     39
SECTION 4.09.       INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.......     40
SECTION 4.10.       ASSET SALES.........................................................     42
SECTION 4.11.       TRANSACTIONS WITH AFFILIATES........................................     44
SECTION 4.12.       LIENS...............................................................     45
SECTION 4.13.       BUSINESS ACTIVITIES.................................................     45
SECTION 4.14.       CORPORATE EXISTENCE.................................................     45
SECTION 4.15.       OFFER TO REPURCHASE UPON CHANGE OF CONTROL..........................     45
SECTION 4.16.       LIMITATION ON INCURRENCE OF PARI PASSU INDEBTEDNESS.................     47
SECTION 4.17.       SALE AND LEASEBACK TRANSACTIONS.....................................     48
SECTION 4.18.       ADDITIONAL SUBSIDIARY GUARANTEES....................................     48
SECTION 4.19.       LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY
                       OWNED RESTRICTED SUBSIDIARIES....................................     49
SECTION 4.20.       [RESERVED]..........................................................     49
SECTION 4.21.       IMPAIRMENT OF SECURITY INTEREST.....................................     49

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.       MERGER, CONSOLIDATION, OR SALE OF ASSETS............................     49
SECTION 5.02.       SUCCESSOR CORPORATION SUBSTITUTED...................................     50

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.       EVENTS OF DEFAULT...................................................     50
SECTION 6.02.       ACCELERATION........................................................     52
SECTION 6.03.       OTHER REMEDIES......................................................     53
SECTION 6.04.       WAIVER OF PAST DEFAULTS.............................................     53
SECTION 6.05.       CONTROL BY MAJORITY.................................................     53
SECTION 6.06.       LIMITATION ON SUITS.................................................     53
SECTION 6.07.       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.......................     54
SECTION 6.08.       COLLECTION SUIT BY TRUSTEE..........................................     54
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SECTION 6.09.       TRUSTEE MAY FILE PROOFS OF CLAIM....................................     54
SECTION 6.10.       PRIORITIES..........................................................     55
SECTION 6.11.       UNDERTAKING FOR COSTS...............................................     55

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.       DUTIES OF TRUSTEE...................................................     55
SECTION 7.02.       RIGHTS OF TRUSTEE...................................................     56
SECTION 7.03.       INDIVIDUAL RIGHTS OF TRUSTEE........................................     57
SECTION 7.04.       TRUSTEE'S DISCLAIMER................................................     57
SECTION 7.05.       NOTICE OF DEFAULTS..................................................     58
SECTION 7.06.       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..........................     58
SECTION 7.07.       COMPENSATION AND INDEMNITY..........................................     58
SECTION 7.08.       REPLACEMENT OF TRUSTEE..............................................     59
SECTION 7.09.       SUCCESSOR TRUSTEE BY MERGER, ETC....................................     60
SECTION 7.10.       ELIGIBILITY; DISQUALIFICATION.......................................     60
SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...................     60

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE............     60
SECTION 8.02.       LEGAL DEFEASANCE AND DISCHARGE......................................     61
SECTION 8.03.       COVENANT DEFEASANCE.................................................     61
SECTION 8.04.       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..........................     61
SECTION 8.05.       DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                       TRUST; OTHER MISCELLANEOUS PROVISIONS............................     63
SECTION 8.06.       REPAYMENT TO COMPANY................................................     63
SECTION 8.07.       REINSTATEMENT.......................................................     63

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.       WITHOUT CONSENT OF HOLDERS OF NOTES.................................     64
SECTION 9.02.       WITH CONSENT OF HOLDERS OF NOTES....................................     64
SECTION 9.03.       COMPLIANCE WITH TRUST INDENTURE ACT.................................     66
SECTION 9.04.       REVOCATION AND EFFECT OF CONSENTS...................................     66
SECTION 9.05.       NOTATION ON OR EXCHANGE OF NOTES....................................     67
SECTION 9.06.       TRUSTEE TO SIGN AMENDMENTS, ETC.....................................     67
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                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

SECTION 10.01.      SUBSIDIARY GUARANTEES...............................................     67
SECTION 10.02.      EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.....................     68
SECTION 10.03.      GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS...................     68
SECTION 10.04.      RELEASES FOLLOWING SALE OF ASSETS...................................     69
SECTION 10.05.      LIMITATION ON GUARANTOR LIABILITY...................................     69
SECTION 10.06.      "TRUSTEE" TO INCLUDE PAYING AGENT...................................     70

                                   ARTICLE 11

                               SECURITY DOCUMENTS

SECTION 11.01.      COLLATERAL AND SECURITY DOCUMENTS...................................     70
SECTION 11.02.      RECORDING, ETC......................................................     70
SECTION 11.03.      CERTAIN DISPOSITIONS OF COLLATERAL WITHOUT RELEASE..................     71
SECTION 11.04.      RELEASE OF COLLATERAL...............................................     72
SECTION 11.05.      ADDITIONAL COLLATERAL...............................................     72
SECTION 11.06.      TRUST INDENTURE ACT REQUIREMENTS....................................     74
SECTION 11.07.      SUITS TO PROTECT THE COLLATERAL.....................................     74
SECTION 11.08.      PURCHASER PROTECTED.................................................     74
SECTION 11.09.      POWERS EXERCISABLE BY RECEIVER OR TRUSTEE...........................     75
SECTION 11.10.      [RESERVED]..........................................................     75
SECTION 11.11.      DETERMINATIONS RELATING TO COLLATERAL...............................     75
SECTION 11.12.      RENEWAL AND REFUNDING...............................................     75
SECTION 11.13.      RELEASE UPON TERMINATION OF THE COMPANY'S
                       OBLIGATIONS......................................................     75
SECTION 11.14.      CERTAIN ACTIONS BY TRUSTEE..........................................     76

                                   ARTICLE 12

                           APPLICATION OF TRUST MONEYS

SECTION 12.01.      "TRUST MONEYS" DEFINED..............................................     76
SECTION 12.02.      RETIREMENT OF SECURITIES............................................     77
SECTION 12.03.      POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT.................     78
SECTION 12.04.      POWERS EXERCISABLE BY COLLATERAL AGENT OR RECEIVER..................     78
SECTION 12.05.      DISPOSITION OF NOTES  RETIRED.......................................     78
SECTION 12.06.      INVESTMENT OF TRUST MONEYS..........................................     78

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.      TRUST INDENTURE ACT CONTROLS........................................     79
SECTION 13.02.      NOTICES.............................................................     79
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SECTION 13.03.      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.......     80
SECTION 13.04.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..................     80
SECTION 13.05.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.......................     80
SECTION 13.06.      RULES BY TRUSTEE AND AGENTS.........................................     81
SECTION 13.07.      NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                       STOCKHOLDERS.....................................................     81
SECTION 13.08.      GOVERNING LAW.......................................................     81
SECTION 13.09.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......................     81
SECTION 13.10.      SUCCESSORS..........................................................     81
SECTION 13.11.      SEVERABILITY........................................................     81
SECTION 13.12.      COUNTERPART ORIGINALS...............................................     81
SECTION 13.13.      TABLE OF CONTENTS; HEADINGS; ETC....................................     82


                                    EXHIBITS

Exhibit A-1       Form of Note

Exhibit A-2       Form of Regulation S Temporary Global Note

Exhibit B-1       Form of Certificate for Exchange or Registration of Transfer
                  from U.S. Global Note or IAI Global Note to Regulation S
                  Global Note

Exhibit B-2       Form of Certificate for Exchange or Registration of Transfer
                  from Regulation S Global Note to U.S. Global Note or IAI
                  Global Note

Exhibit B-3       Form of Certificate for Exchange or Registration of Transfer
                  of Definitive Notes

Exhibit B-4       Form of Certificate for Exchange or Registration of Transfer
                  from U.S. Global Note or IAI Global Note or Regulation S
                  Permanent Global Note to Definitive Note

Exhibit B-5       Form of Certificate for Exchange or Registration of Transfer
                  from Definitive Note to U.S. Global Note or IAI Global Note or
                  Regulation S Permanent Global Note

Exhibit C         Subsidiary Guarantee

Exhibit D         Form of Certificate from Institutional Accredited Investors

Exhibit E         Form of Security Agreement

                  INDENTURE dated as of May 7, 1999 among Metal Management, Inc., a Delaware corporation (the "Company"); Aerospace Metals, Inc., American Scrap Processing, Inc., C Shredding Corp., California Metals Recycling, Inc., CIM Trucking, Inc., Cometco Corp., Cozzi Building Corporation, Cozzi Iron & Metal, Inc., EMCO Trading, Inc., Ferrex Trading Corporation, Firma, Inc., Firma Plastic Co., Inc., FPX, Inc., Houston Compressed Steel Corp., HouTex Metals Company, Inc., The Isaac Corporation, P. Joseph Iron & Metal, Inc., Kankakee Scrap Corporation, Kimerling Acquisition Corporation, Mac Leod Metals Co., Metal Management Arizona, Inc., Metal Management Gulf Coast, Inc., Metal Management Pittsburgh, Inc., Metal Management Realty, Inc., Michael Schiavone & Sons, Inc., Naporano Iron & Metal Co., Newell Recycling West, Inc., NIMCO Shredding Co., 138 Scrap Inc., PerlCo, L.L.C., Proler Southwest Inc., Proler Steelworks L.L.C., Reserve Iron & Metal Limited Partnership; R&P Holdings, Inc., Salt River Recycling, L.L.C., Scrap Processing, Inc., Torrington Scrap Company, Trojan Trading Co., and USA Southwestern Carrier, Inc. and Harris Trust and Savings Bank, an Illinois banking corporation, as trustee (the "Trustee").

                  The Company, the Guarantors (as defined in Section 1.01 hereof) and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Senior Secured Notes due 2004 (the "Secured Notes"), the Private Exchange Notes and the Senior Secured Exchange Notes due 2004 (the "Exchange Notes" and, together with the Secured Notes and the Private Exchange Notes (together treated as one class in this Indenture), the "Notes" as used herein):

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.       DEFINITIONS.

                  "Acquired Debt" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured at the time of acquisition thereof by a Lien encumbering any asset acquired by such specified Person.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Agent Members" means members of, or participants in, the Depositary.

                  "Applicable Procedures" means applicable procedures of the Depositary, Euroclear or Cedel Bank, as the case may be.

                  "Asset Sale" means:

                  (i) the sale, conveyance, transfer, assignment or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary, whether owned on the date of this Indenture or subsequently acquired, to any Person other than the Company or any Restricted Subsidiary of the Company (each referred to in this definition as a "disposition") or

                  (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors' qualifying shares) to any Person other than the Company or any Restricted Subsidiary of the Company (whether in a single transaction or a series of related transactions), in each case set forth in these clauses (i) and (ii), other than:

                           (a) a disposition of Cash Equivalents or tangible
                  personal property (including obsolete or redundant equipment) in the ordinary course of business of the Company or the applicable Restricted Subsidiary;

                           (b) the disposition of all or substantially all of
                  the assets of the Company in a manner permitted pursuant to the provisions of Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;

                           (c) any disposition that is a Restricted Payment or
                  Permitted Investment that is not prohibited under the provisions of Section 4.07 hereof; and

                           (d) any disposition, or related series of
                  dispositions, of assets with an aggregate Fair Market Value of less than $1.5 million.

                  "Attributable Debt" means, in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

                  "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee thereof in accordance with GAAP.

                  "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (excluding "earn-out" payments pursuant to the acquisition agreements of the Company or any Subsidiary).

                  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having combined capital and surplus in excess of $200.0 million (or the foreign currency equivalent thereof) and whose short-term commercial paper rating, or that of its parent holding company, is at least "A-1" or the equivalent by S&P and at least "Prime-1" or the equivalent by Moody's, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) shares of money market or similar funds which comply with Rule 2a-7 or any successor rule of the SEC and (vi) commercial paper rated A-1 or higher by S&P or P-1 by Moody's and in each case maturing within one year after the date of acquisition.

                  "Change of Control" means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions (other than by merger or consolidation), of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) (A) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Principals, of a direct or indirect interest in more than 35% of the voting power of the Voting Stock of the Company by way of acquisition, merger or consolidation or otherwise and (B) the Principals beneficially owning, directly or indirectly, a lesser percentage of the voting power of the Voting Stock of the Company than such Person or group and the Principals not having the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (iv) a majority of the members of the Board of Directors of the Company ceasing to be Continuing Directors; or (v) any Person or group effecting a "Rule 13e-3 transaction" (within the meaning of Rule 13e-3 under the Exchange Act) with respect to the Company.

                  "Collateral" means, collectively, all of the property and assets (including, without limitation, Trust Moneys) that are from time to time subject to the Lien of the Security Documents, including the Liens, if any, required pursuant to the provisions of Section 4.16 and otherwise required pursuant to the provisions of this Indenture.

                  "Company" has the meaning set forth in the preamble hereto.

                  "Company Preferred Stock" means the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock of the Company outstanding on the date hereof.

                  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or nonrecurring loss plus any net loss realized, in each case, in connection with all Asset Sales (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges in-curred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) any Consolidated Non-Cash Charges that were deducted in computing such Consolidated Net Income, less (v) any non-cash items increasing Consolidated Net Income for such period and plus (vi) any cash dividends received by the Company or any of its Restricted Subsidiaries which are paid by an Unrestricted Subsidiary.

                  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the cumulative effect of a change in accounting principles shall be excluded and (iv) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the following amounts of the Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of such date: (i) the par or stated value of all outstanding Capital Stock of the Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Consolidated Non-Cash Charges" means, with respect to any Person, for any period, the aggregate depreciation and amortization (including
(a) amortization of goodwill, (b) any incremental increase in amortization of account inventory resulting from write-ups of such inventory in connection with the purchase accounting treatment of an acquisition and (c) amortization of other intangibles and other noncash charges or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof; provided, however, for the purpose of presentation of Notes for payment, transfer or exchange and maintenance of the registration books, such term shall mean the office at which an affiliate of the Trustee conducts a corporate agency business in New York, located at 88 Pine Street, New York, New York 10005, or such other address in New York as to which the Trustee may give notice to the Company.

                  "Default" means any event that is or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Company's Senior Secured Exchange Notes due 2004 issuable in exchange for the Company's Senior Secured Notes due 2004, substantially in the form of the Note attached hereto as Exhibit A-1 (but without including the text of paragraph 18 thereto).

                  "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to issue and exchange the Exchange Notes for the Secured Notes.

                  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, in cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and, in the case of Fair Market Value that exceeds $5.0 million, shall be evidenced by a Board Resolution delivered to the Trustee; provided, however, that in the case of any determination of Fair Market Value for purposes of the covenant described under
Section 4.07 hereof, if the aggregate Fair Market Value could be reasonably likely to exceed $10.0 million, the Fair Market Value shall be determined by an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

                  "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding amortization of deferred financing costs) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all cash dividend payments (and non-cash dividend pay-ments in the case of a Person that is a Restricted Subsidiary) on any series of Preferred Stock of such Person, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been consummated by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow and Fixed Charges for such reference period shall be calculated giving pro forma effect (excluding any pro forma increase in revenues other than historical revenue of the acquired business, but including any pro forma expense and cost reductions, in each case calculated on a basis consistent with Regulation S-X under the Securities Act) to such acquisition and related financing transactions, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, calculated giving pro forma effect to such disposition, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

                  "Foreign Subsidiaries" means any Subsidiary of the Company incorporated or organized under the laws of a jurisdiction outside of the United States of America and which, individually or together with all other such Subsidiaries outside of the United States of America, represents less than 10% of the assets or revenues of the Company and its Restricted Subsidiaries for any period, on a consolidated basis and determined in accordance with GAAP.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                  "Global Notes" means, individually and collectively, the Regulation S Temporary Global Note, the Regulation S Permanent Global Note, the U.S. Global Note and the IAI Global Note.

                  "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantors" means (i) each of Aerospace Metals, Inc., American Scrap Processing, Inc., C Shredding Corp., California Metals Recycling, Inc., CIM Trucking, Inc., Cometco Corp., Cozzi Building Corporation, Cozzi Iron & Metal, Inc., EMCO Trading, Inc., Ferrex Trading Corporation, Firma, Inc., Firma Plastic Co., Inc., FPX, Inc., Houston Compressed Steel Corp., HouTex Metals Company, Inc., The Isaac Corporation, P. Joseph Iron & Metal, Inc., Kankakee Scrap Corporation, Kimerling Acquisition Corporation, Mac Leod Metals Co., Metal Management Arizona, Inc., Metal Management Gulf Coast, Inc., Metal Management Pittsburgh, Inc., Metal Management Realty, Inc., Michael Schiavone & Sons, Inc., Naporano Iron & Metal Co., Newell Recycling West, Inc., NIMCO Shredding Co., 138 Scrap Inc., PerlCo, L.L.C., Proler Southwest Inc., Proler Steelworks L.L.C., R&P Holdings, Inc., Salt River Recycling, L.L.C., Scrap Processing, Inc., Torrington Scrap Company, Trojan Trading Co., USA Southwestern Carrier, Inc. and Reserve Iron & Metal Limited Partnership; and (ii) each other direct or indirect Restricted Subsidiary of the Company that executes a Subsidiary Guarantee or supplemental indenture in accordance with the provisions of this Indenture, and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any Person, the net obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates or commodity prices.

                  "Holder" means a holder of any of the Notes.

                  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any net Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Intercreditor Agreement" means the intercreditor agreement between BT Commercial Corporation, as agent for the lenders under the Senior Credit Facility and the Trustee, in its capacity as such and on behalf of the Holders of the Notes, and acknowledged by the Company and the Guarantors, dated the date hereof, as such is amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof and thereof.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the

Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "Leases" mean any and all agreements for the use, enjoyment or occupancy of the Real Property and all buildings, improvements and fixtures of every kind or nature situated thereon.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or Chicago, Illinois are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

                  "Lien" means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, charge, security interest, lease, easement, restriction, covenant or encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest under the Uniform Commercial Code (or equivalent statutes) of any relevant jurisdiction).

                  "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

                  "Loan Reductions" means permanent commitment reductions with respect to revolving loans under the Senior Credit Facility (or any Permitted Refinancing Indebtedness relating thereto) that have been made since the date hereof.

                  "Maturity" means, with respect to any Note, the date on which the principal of such Note becomes due and payable as provided in such Note or this Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                  "Moody's" means Moody's Investor Service, Inc. and its successors.

                  "Mortgage" means each mortgage instrument (or deed of trust) and assignment of leases and rents, substantially in the form of those delivered pursuant to the provisions of the Senior Credit Facility, with such modifications as shall be appropriate (i) to conform to applicable local laws or customs regarding Real Property in the jurisdiction where such instrument is to be recorded and (ii) to grant to the Trustee the Security Interest in the Real Property encumbered by such instrument as contemplated by, and consistent with, the provisions of this Indenture and the Security Documents, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof and thereof.

                  "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of
(i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                  "Officer's Certificate" means a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in Section 13.05 hereof.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Pari Passu Indebtedness" means Indebtedness that ranks pari passu in right of payment to the Notes.

                  "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in cash and Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (d) any Restricted Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with the provisions set forth in Section
4.10 hereof; (e) any Investment existing on the date of this Indenture, and any renewals or replacements thereof; (f) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Re-stricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (g) any Investment acquired or made by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Hedging Obligations; (i) any acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common Equity Interests of the Company; (j) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business; (k) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of the Company; (l) repurchases of Notes by the Company or any Restricted Subsidiary in open market purchase transactions; (m) Investments not to exceed $15.0 million in the aggregate outstanding at any time in Unrestricted Subsidiaries or Permitted Joint Ventures; (n) any Investment by the Company or any Restricted Subsidiary in any of its suppliers in the form of "take or pay" or "requirements" contracts entered into by the Company or such Restricted Subsidiary in the ordinary course of business; and (o) the making of other Investments not to exceed $15.0 million in the aggregate at any time outstanding.

                  "Permitted Joint Venture" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which at least 25% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

                  "Permitted Liens" means (i) with respect to Collateral other than Real Property, "Permitted Liens" as defined in the Security Agreement and
(ii) with respect to Real Property which may be pledged as Collateral in accordance with the provisions of Section 4.16 of this Indenture, (a) "Permitted Liens" as defined in, and solely to the extent and for so long as permitted with respect to such Real Property by, the Senior Credit Facility and the security documents securing the Senior Bank Debt (in each case, as in effect from time to time in accordance with the provisions thereof) and, at such time as the Senior Credit Facility shall no longer be in effect and the Obligations thereunder shall have been paid in full (whether pursuant to its terms or otherwise), as the same shall have been in effect on the date immediately preceding the date on which the Senior Credit Facility shall have been so terminated, (b) the Security Interests created pursuant to the Security Documents and (c) Prior Liens of the type described in clause (ii) of the definition of "Prior Liens."

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premium required to be paid in connection therewith and plus reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledgor" means each of the Company and its Subsidiaries existing on the date hereof and each other Guarantor that becomes a pledgor, grantor, assignor, mortgagor, transferor or debtor under any Security Document.

                  "Preferred Stock", as to any Person, means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up over Equity Interests of any other class of such Person.

                  "Principal Business" means any business in the metals industry and businesses reasonably related thereto.

                  "Principals" mean, collectively, (i) Samstock, L.L.C. and its affiliates and successors and (ii) T. Benjamin Jennings, Albert A. Cozzi, Frank
J. Cozzi and Gregory P. Cozzi, and the respective spouses, parents and lineal descendants (by blood, adoption or marriage) of the foregoing, trusts the sole beneficiaries of which (other than contingent beneficiaries) are any of the foregoing, or corporations, partnerships or limited liability companies the sole shareholders, sole partners or sole members of which are any of the foregoing.

                  "Prior Liens" means (i) with respect to Collateral other than Real Property, "Prior Liens" as defined in the Security Agreement and (ii) with respect to Real Property which may be pledged as Collateral in accordance with the provisions of Section 4.16 of this Indenture, (a) "Permitted Liens" (as defined in, and solely to the extent and for so long as permitted with respect to such Real Property by, the Senior Credit Facility and the security documents securing the Senior Bank Debt) to the extent and in the manner such Liens are in effect on the date of execution and delivery of the applicable Security Document excluding, however, the Liens, if any, granted to the holders of any Specified Pari Passu Indebtedness and (b) Senior Permitted Liens (as defined in the Security Agreement) incurred or created subsequent to the date of the execution and delivery of the applicable Security Documents (with respect to the Mortgage
Lien) solely to the extent and for so long as permitted with respect to the Real Property Collateral to be senior and superior to the Lien granted to the Senior Bank Agent pursuant to the provisions of the Senior Credit Facility and the security documents securing the Senior Bank Debt.

                  "Private Exchange Notes" has the meaning provided under the Registration Rights Agreement.

                  "Pro Forma Basis" means, with respect to any additional Indebtedness incurred or Disqualified Stock issued, as the case may be, the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such occurrence, as adjusted to reflect the incurrence of such additional Indebtedness or the issuance of such Disqualified Stock, as the case may be, and the application of the net proceeds therefrom, as of the beginning of such four-quarter period.

                  "Purchase Money Indebtedness" means Indebtedness the net proceeds of which are used for the purchase of property or assets acquired in the ordinary course of business by the Person incurring such Indebtedness.

                  "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

                  "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final stated maturity of the Notes.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Guarantors and the other party named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

                  "Regulation D" means Regulation D promulgated under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

                  "Regulation S Permanent Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

                  "Regulation S Temporary Global Note" means a single temporary global note in the form of the Note attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing a series of Notes sold in reliance on Regulation S.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" of a Person means any Subsidiary of any such Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-1, and that is deposited with the Depositary or the Trustee as custodian for the Depositary and registered in the name of the Depositary, representing a series of Notes sold in reliance on Rule 144A.

                  "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., a New York corporation, and its successors.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means each security agreement substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "Security Documents" means, collectively, the Intercreditor Agreement, the Security Agreement, the Mortgages and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any Security Interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Trustee for its benefit and the benefit of the Holders of the Notes.

                  "Senior Bank Agent" means BT Commercial Corporation, in its capacity as agent for the lenders and lending institutions under the Senior Credit Facility and its successors in such capacity appointed pursuant to the provisions of the Senior Credit Facility.

                  "Senior Bank Debt" means all Obligations under or in respect of the Senior Credit Facility, together with any refunding, refinancing or replacement, in whole or part, of such Indebtedness.

                  "Senior Credit Facility" means that certain credit facility dated as of March 31, 1998, by and among the Company, certain Subsidiaries of the Company, the Senior Bank Agent, and certain commercial lending institutions party thereto, including any related notes, guarantees, collateral or security documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by Section
4.09 hereof) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

                  "Senior Subordinated Notes" means the $180.0 aggregate principal amount of 10.0% Senior Subordinated Notes due 2008 of the Company issued pursuant to an indenture dated May 13, 1998.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

                  "Significant Subsidiary Guarantee" means the Subsidiary Guarantee of a Significant Subsidiary.

                  "Significant Subsidiary Guarantor" means a Significant Subsidiary that is a Subsidiary Guarantor.

                  "Specified Pari Passu Indebtedness" means Pari Passu Indebtedness of the Company or any Restricted Subsidiary that (a) is incurred after the date of this Indenture and (b) is of a type such that the Com-pany or any Restricted Subsidiary must have, on or prior to the date of such incurrence, granted Security Interests in and valid mortgage Liens upon all Real Property of the Company and the Restricted Subsidiaries that secures the Senior Bank Debt in order for the incurrence thereof to be in compliance with Section
4.16 of this Indenture.

                  "Subordinated Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

                  "Stated Maturity," when used with respect to any Note or any installment of interest thereof, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

                  "Subsidiary" means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership
(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

                  "Subsidiary Guarantees" means the Guarantees of the Notes by each of the Guarantors pursuant to this Indenture.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                  "Transfer Restricted security" means a security that bears or is required to bear the legend set forth in Section 2.06 hereof.

                  "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, which designation may only be made if such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions and was permitted pursuant to and in accordance with the provisions set forth in Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date pursuant to and in accordance with the provisions set forth in Section 4.09 hereof, the Company shall be in violation of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted to be incurred pursuant to and in accordance with the provisions set forth in Section 4.09 hereof, and (ii) no Default or Event of Default would be in existence following such designation.

                  "Voting Stock" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS.

                                                                      Defined in
Term                                                                   Section
-----                                                                 ----------

"Affiliate Transaction".......................................           4.11
"Asset Sale Offer"............................................           4.10
"Available Proceeds Amount"...................................           4.10
"Cedel Bank"..................................................           2.01
"Change of Control Offer".....................................           4.15
"Change of Control Payment"...................................           4.15
"Change of Control Payment Date"..............................           4.15
"Collateral Account"..........................................          12.01
"Collateral Proceeds".........................................           4.10
"Covenant Defeasance".........................................           8.03
"Custodian"...................................................           6.01
"DTC".........................................................           2.03
"Euroclear"...................................................           2.01
"Event of Default"............................................           6.01
"IAI Global Notes"............................................           2.01
"incur".......................................................           4.09
"Legal Defeasance"............................................           8.02

                                                                     Defined in
Term                                                                   Section
----                                                                 ----------
"Non-Collateral Proceeds".....................................           4.10
"Note Custodian"..............................................           2.03
"Offer".......................................................           4.15
"Offer Amount"................................................           3.09
"Offer Period"................................................           3.09
"Paying Agent"................................................           2.03
"Permitted Related Acquisition"...............................           4.10
"Prior Lien Collateral Proceeds"..............................           4.10
"Purchase Date"...............................................           3.09
"QIB".........................................................           2.01
"Registrar"...................................................           2.03
"Restricted Payments".........................................           4.07
"Shelf Registration Statement"................................           7.03
"Trust Moneys"................................................          12.01
"U.S. Global Notes"...........................................           2.01

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security Holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) provisions apply to successive events and transactions;

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

                  (7) "herein," "hereof," "hereto" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                    THE NOTES

SECTION 2.01.  FORM AND DATING.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of (i) in the case of the Notes other than a Regulation S Temporary Global Note, Exhibit A-1 attached hereto, and (ii) in the case of a Regulation S Temporary Global Note, Exhibit A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Notes. Notes offered and sold to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Notes (the "U.S. Global Notes"), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary at its New York office (or with the Trustee as custodian for the Notes), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Notes offered and sold in reliance on Regulation D to Institutional Accredited Investors under the Securities Act shall be issued in the form of Institutional Accredited Investor Global Notes (the "IAI Global Notes") and shall be in the form of Note attached hereto as Exhibit A-1, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary at its New York office (or with the Trustee as custodian for the Notes), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the IAI Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of the Euroclear System ("Euroclear") or CEDEL, S.A. ("Cedel Bank"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a U.S. Global Note, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officer's Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

                  The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel Bank shall be applicable to interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.

                  Except as set forth in Section 2.06 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

                  (b) Book-Entry Provisions. This Section 2.01(b) shall apply only to U.S. Global Notes, IAI Global Notes and the Regulation S Permanent Global Notes deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

                  (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

                  One Officer shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall, upon a written order of the Company signed by one Officer, authenticate Notes for original issue up to $30,000,000 in aggregate principal amount. The Trustee shall, upon a written order of the Company, authenticate Exchange Notes (together with Private Exchange Notes, if any) for original issue up to the aggregate principal amount of Notes exchanged in the Exchange Offer or otherwise exchanged for Notes pursuant to the terms of the Registration Rights Agreement. The aggregate principal amount of Notes outstanding at any time may not exceed $30,000,000 except as provided in Section
2.07 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency within the City and State of New York where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Guarantors may act as Paying Agent or Registrar.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian with respect to the Global Notes (the "Note Custodian").

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, interest and Liquidated Damages, if any, on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The

Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Guarantor) shall have no further liability for the money delivered to the Trustee. If the Company or a Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company and/or the Guarantors shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company and the Guarantors shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

                  (i) U. S. Global Note or IAI Global Note to Regulation S Global Note. If, at any time, an owner of a beneficial interest in a U.S. Global Note or IAI Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such U.S. Global Note or IAI Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global
         Note in an amount equal to the beneficial interest in the U.S. Global Note or IAI Global Note, as applicable, to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase, and
         (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Global Note and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Note by the principal amount of the beneficial interest in the U.S. Global Note or IAI Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount at maturity of the applicable Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note or IAI Global Note that is being exchanged or transferred.

                  (ii) Regulation S Global Note to U. S. Global Note or IAI Global Note. If, at any time, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary wishes to transfer its interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note or IAI Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note or IAI Global Note as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel Bank, if applicable, and the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the U.S. Global Note or IAI Global Note, as applicable, equal to the beneficial interest in the Regulation S Global Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States or (B) if the transfer is pursuant to Regulation D, that the Person transferring such interest in a Regulation S Global Note reasonably believes that the Person acquiring such interest in an IAI Global Note is an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and that the transfer complies with any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount of the applicable Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the U.S. Global Note or IAI Global Note, as applicable, equal to the reduction in the aggregate principal amount of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

                  (iii) IAI Global Note to U.S. Global Note or Regulation S Global Note. If, at any time, an owner of a beneficial interest in an IAI Global Note deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such IAI Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note or U.S. Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note or U.S. Global Note as provided in this Section 2.06(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note or U.S. Global Note in an amount equal to the beneficial interest in the IAI Global Note or U.S. Global Note, as applicable, to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and the Euroclear or Cedel Bank account to be credited with such increase, and (3)(A) if the transfer is pursuant to Regulation S, a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, and (B) if the transfer is pursuant to Rule 144A, a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating that the person transferring such interest in an IAI Global Note reasonably believes that the person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount of the applicable Global Note and to increase or cause to be increased the aggregate principal amount of the applicable Regulation S Global Note or U.S. Global Note by the principal amount of the beneficial interest in the IAI Global Note to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Note or U.S. Global Note equal to the reduction in the aggregate principal amount at maturity of the applicable Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the IAI Global Note that is being exchanged or transferred.

                  (iv) U.S. Global Note to IAI Global Note. If, at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depositary or with the Trustee or Custodian for the Depositary wishes to transfer its interest in such U.S. Global Note to a person who is required or permitted to take delivery thereof in the form of an interest in an IAI Global Note, such owner shall, subject to the applicable procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in an IAI Global Note as provided in this Section 2.06(a)(iv). Upon receipt by the Trustee of (1) instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the IAI Global Note equal to the beneficial interest in the U.S. Global Note to be exchanged, such instructions to contain information regarding the Participant Account with the Depositary to be credited with such increase, (2) a written order given in accordance with the applicable procedures containing information regarding the participant account of the depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such Beneficial Interest stating that the person transferring such interest in a U.S. Global Note reasonably believes that the person acquiring such interest in an IAI Global Note is an institutional accredited investor within the meaning of Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act and that the transfer complies with any applicable blue sky or securities laws of any state of the United States or (c) if the transfer is pursuant to any other exemption from the Registration Requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an opinion of counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such U.S. Global Note and to increase or cause to be increased the aggregate principal amount of the IAI Global Note by the principal amount of the beneficial interest in the U.S. Global Note to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the person specified in such instructions a Beneficial Interest in the IAI Global Note equal to the reduction in the aggregate principal amount of such U.S. Global Note and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the U.S. Global Note that is being transferred.

                  (b) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

                  (x) to register the transfer of the Definitive Notes; or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                           (i) shall be duly endorsed or accompanied by a
                  written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his or her attorney, duly authorized in writing; and

                           (ii) in the case of a Definitive Note that is a
                  Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Transfer Restricted Security is
                           being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                                    (B) if such Transfer Restricted Security is
                           being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                                    (C) if such Transfer Restricted Security is
                           being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2),
                           (3) or (7) of Regulation D under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                                    (D) if such Transfer Restricted Security is
                           being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (c) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                           (i) Any Person having a beneficial interest in a
                  Global Note (other than a Regulation S Temporary Global Note) may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary (or Euroclear or Cedel Bank, if applicable) from the Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                                    (A) if such beneficial interest is being
                           transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

                                    (B) if such beneficial interest is being
                           transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto);

                                    (C) if such beneficial interest is being
                           transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto), or

                                    (D) if such beneficial interest is being
                           transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the applicable Global Note (e.g., the U.S. Global Note, IAI Global Note or the Regulation S Permanent Global
         Note) to be reduced accordingly and, following such reduction, the Company and the Guarantors shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note (other than a Regulation S Temporary Global
         Note), as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Following any such issuance of Definitive Notes, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

                  (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (e) Transfer and Exchange of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except, subject to the Applicable Procedures, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                  (i) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-5 hereto);

                  (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto);

                  (iii) if such beneficial interest is being transferred to an Institutional Accredited Investor within the meaning of Rule 501(a)(1),
         (2), (3) or (7) of Regulation D under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto); or

                  (iv) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-5 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, the Trustee shall cancel such Definitive Note in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the applicable Global Note (e.g., the U.S. Global Note, the IAI Global Note or the Regulation S Permanent Global Note, as the case may be) to be increased accordingly. If none of the applicable Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new applicable Global
Note in the appropriate principal amount.

                  (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                  (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                  (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture; or

                  (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes,

then the Company and the Guarantors shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (g) Legends.

                  (i) Except as permitted by the following paragraphs (ii) and
         (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7)
                  UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER the ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITh RULE 144A UNdER THE SECURITiES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR IN COMPLIANCE WITH RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
                  (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
                  (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OR THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note but not including any Private Exchange Notes) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring holder substantially in the form of Exhibit B-3 hereto; and

                           (B) in the case of any Transfer Restricted Security
                  represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in
                  (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

                  (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                           (A) in the case of any Transfer Restricted Security
                  that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security
                  represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in
                  (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

                  (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate the Exchange Notes (and Private Exchange Notes, if any) in exchange for the Notes accepted for exchange in the Exchange Offer, which Exchange Notes (but not the Private Exchange Notes) shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Exchange Notes, in each case unless the Holder of such Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Company.

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company and the Guarantors shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.15 and 9.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required:

                           (A) to issue, to register the transfer of or to
                  exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; or

                           (B) to register the transfer of or to exchange any
                  Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, premium and Liquidated Damages, if any, on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT NOTES.

                  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by one Officer of the Company, shall authenticate a replacement Note if the Trustee's requirements and the requirements of Section 8-405(a)(1) of the Uniform Commercial Code are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.
The Company may charge such Holder for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.07 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07 hereof.

                  If the principal amount of any Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company or a Restricted Subsidiary) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, by any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by one Officer of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record reten-tion requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.       DEFAULTED INTEREST.

                  If the Company or any Guarantor defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                    ARTICLE 3

                            REDEMPTION AND PREPAYMENT

SECTION 3.01.       NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless the Trustee consents to a shorter period) but not more than 60 days before a redemption date, an Officer's Certificate setting forth
(i) the clause of this Indenture pursuant to which the redemption shall occur,
(ii) the redemption date, (iii) the principal amount of Notes to be redeemed and
(iv) the redemption price.

 SECTION 3.02.     SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.       NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price and the amount of accrued interest and Liquidated Damages, if any;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Liquidated Damages, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

                  (i) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.       EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.       DEPOSIT OF REDEMPTION PRICE.

                  On or before 10:00 a.m. Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Liquidated Damages, if any, shall be paid on the unpaid principal from the redemption date until such principal is paid, and, to the extent lawful, on any interest and Liquidated Damages, if any, not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

SECTION 3.06.       NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.       OPTIONAL REDEMPTION.

                  The Notes are not redeemable, in whole or in part, at the Company's option prior to June 15, 2000. From and after June 15, 2000, the Company may redeem the Notes in whole or in part, in an aggregate minimum principal amount of $10.0 million and integral multiples of $10.0 million, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date.

                  For purposes of this Article 3, a repurchase by the Company or a Restricted Subsidiary of the Notes in open market purchase transactions shall not be deemed to be a redemption.

                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.       MANDATORY REDEMPTION.

                  Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.09.       OFFER TO PURCHASE BY APPLICATION OF AVAILABLE PROCEEDS
                    AMOUNT.

                  In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes, it shall follow the procedures specified below.

                  The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest or Liquidated Damages, if any, shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                  (a) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                  (b) the Offer Amount, the purchase price, the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the Purchase Date and the Purchase Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Liquidated Damages, if any;

                  (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Liquidated Damages, if any, after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

                  (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer the Note by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Note purchased;

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such ad-justments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                  (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On the Purchase Date for any Asset Sale Offer, the Company shall (i) accept for payment the maximum principal amount of Notes tendered pursuant to such Asset Sale Offer than can be purchased out of the Available Proceeds Amount from such Asset Sales, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes accepted for payment and any accrued and unpaid interest and Liquidated Damages, if any, on such Notes as of the Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to any Asset Sale Offer are accepted for payment by the Company for any reason, selection of the Notes to be purchased by the Trustee shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each Holder of Notes accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest and Liquidated Damages thereon, if any, and the Trustee shall promptly authenticate and mail to such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. On and after a Purchase Date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes accepted for payment. The Company shall announce the results of the Offer to Holders of the Notes on or as soon as practicable after the Purchase Date.

                  Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.       PAYMENT OF NOTES.

                  The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or any Guarantor, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  The Company shall pay interest on overdue principal at the rate equal to the rate set forth in the Notes to the extent lawful; it shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.       MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03.       REPORTS.

                  (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, commencing immediately after the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company shall file a copy of all such information and reports with the SEC (which may be contained in Forms 10-K, 10-Q and 8-K) for public availability (unless the SEC will not accept such a filing).

                  (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

SECTION 4.04.       COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. PAYMENT OF TAXES AND OTHER CLAIMS; MAINTENANCE OF PROPERTIES; INSURANCE; BOOKS AND RECORDS.

                  (a) The Company shall pay or discharge and cause each of its Subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits, property or assets of it or any of the Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property or assets of it or any of the Restricted Subsidiaries; provided, however, that, subject to the terms of the applicable Security Documents, the Company shall not be required to pay or discharge or cause its Restricted Subsidiaries to pay or discharge any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

                  (b) Subject to, and in compliance with, the provisions of
Section 11.03 and 11.04 and to the provisions of the applicable Security Documents, the Company shall cause all properties used or useful in the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

                  (c) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, subject to the provisions of the applicable Security Documents, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, comprehensive general liability, workers' compensation and interruption of business insurance.

                  (d) The Company shall, and shall cause each of its Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Restricted Subsidiaries, in accordance with GAAP.

SECTION 4.06.       STAY, EXTENSION AND USURY LAWS.

                  The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.       RESTRICTED PAYMENTS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except at final maturity or scheduled installment or sinking fund payments; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; and

                  (c) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (including Restricted Payments permitted by clauses (i), (iv), (vi) and (viii) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since May 13, 1998 of Equity Interests of the Company (including the net cash proceeds of any exercise or conversion payments with respect to Equity Interests) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the capital of the Company since May 13, 1998, plus (iv) to the extent that any Restricted Investment that was made after May 13, 1998 was sold for cash or was repaid, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (v) without duplication, to the extent that any Unrestricted Subsidiary is or was designated by the Company as a Restricted Subsidiary, an amount equal to the lesser of (A) the net book value of the Company's Invest-ment in such Unrestricted Subsidiary at the time of such designation and (B) the Fair Market Value of such Investment at the time of such designation, plus (vi) 50% of any cash dividends received by the Company or a Restricted Subsidiary of the Company (except to the extent that such dividends were already included in Consolidated Net Income and, in the case of a Restricted Subsidiary, only to the extent of the Company's ownership interest in such Restricted Subsidiary) after May 13, 1998 from an Unrestricted Subsidiary of the Company.

                  The foregoing provisions shall not prohibit:

                  (i) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary or any Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of this Section;

                  (iii) the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the repurchase of the Senior Subordinated Notes in the event of an Asset Sale or Change of Control (as defined in the indenture governing the Senior Subordinated Notes (as in effect on the date of this Indenture)) as long as the Company complied with the provisions of Section 4.10 or Section 4.15, as applicable;

                  (v) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

                  (vi) repurchases or redemptions of Equity Interests held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary pursuant to any employment agreement or other written agreement, in an aggregate amount not to exceed $2.0 million in any fiscal year, and any such repurchases or redemptions funded by life insurance proceeds received by the Company upon the death of an insured officer or employee;

                  (vii) the acquisition by the Company of Equity Interests previously issued and delivered to an escrow agent pursuant to an escrow agreement or previously issued but never delivered pursuant to contingent or "earn-out" payments, in each case in connection with acquisition agreements of the Company or any Subsidiary;

                  (viii) the payment of any dividend on, or the redemption of, the Company Preferred Stock, in each case in accordance with the terms thereof as in effect on May 13, 1998; provided that (other than in the case of a dividend payable solely in Equity Interests of the Company) the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such payment, redemption, repurchase, retirement or other acquisition would have been at least 2.0 to 1.0 determined on a pro forma basis, as if such payment, redemption, repurchase, retirement or other acquisition, together with any other payments, redemptions, repurchases, retirements and other acquisitions permitted by this clause (viii) occurring during the preceding twelve-month period, had occurred at the beginning of the applicable four-quarter period;

                  (ix) guarantees of obligations of Unrestricted Subsidiaries or Permitted Joint Ventures by the Company or a Restricted Subsidiary (other than Obligations constituting Indebtedness of the Company or a Restricted Subsidiary) to the extent that a cash Investment by the Company or such Restricted Subsidiary would be permitted in such Unrestricted Subsidiaries under this covenant; provided, however, that the extension of any such guarantees shall be deemed to be an Investment by the Company or such Restricted Subsidiary in an amount equal to the Obligations subject to the guarantees and shall be deemed to be made at the time of such extension; and

                  (x) the making of other Restricted Payments not to exceed $10.0 million in the aggregate from and after May 13, 1998;

provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv), (v), (viii) or (ix) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and, provided, further, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of this Section, only the amounts expended under clauses (i),
(iv), (vi) and (viii) shall be included.

                  As of the date hereof, all of the Company's Subsidiaries shall be Restricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount equal to the Fair Market Value of such Investment at the time of such designation. Such designation shall only be permitted if a Restricted Payment in such amount would be permitted to be made at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the covenants set forth in this Article 4.

                  The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment with a Fair Market Value in excess of $5.0 million, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section
4.07 were computed, which calculations may be based upon the Company's latest available financial statements.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such en-cumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date hereof, (b) the Senior Credit Facility as in effect as of the date hereof, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, in whole or in part, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date hereof, (c) this Indenture, the Notes and the Security Documents, (d) applicable law, (e) Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided; that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (f) by reason of nonassignment or net worth maintenance provisions in leases entered into in the ordinary course of business, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive in any material respect than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09.       INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED
                    STOCK.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such incurrence would have been at least 2.0 to 1.0 determined on a Pro Forma Basis.

                  The foregoing provisions shall not apply to:

                  (a) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under the Senior Credit Facility and Guarantees thereof by the Guarantors so long as, immediately after any such incurrence, the aggregate principal amount outstanding under the Senior Credit Facility (together with any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Indebtedness incurred pursuant to the Senior Credit Facility) pursuant to this paragraph (a) does not exceed an amount equal to the greater of (x) $200.0 million, less the aggregate amount of all Loan Reductions, and
         (y) the sum of (i) 85% of the consolidated book value of the accounts receivable of the Company and its Restricted Subsidiaries, (ii) 70% of the consolidated book value of the inventory of the Company and its Restricted Subsidiaries and (iii) the orderly liquidation value of the Company's property, plant and equipment (initially $40.0 million), subject to automatic and permanent reduction by $1.4 million each quarter, commencing July 1, 1998 and subject to increases (but not in excess of $40.0 million) based on increases in the orderly liquidation value of the Company's property, plant and equipment resulting from acquisitions completed by the Company (as set forth in the appraisals accepted by the agent under the Senior Credit Facility and provided that the automatic and permanent reduction described above shall be increased by the amount of any such increase divided by 28); provided, however, that in no event may the aggregate principal amount outstanding under the Senior

         Credit Facility pursuant to this paragraph (a) exceed $300.0 million; and provided, further, that the amount of Indebtedness which may be incurred under the Senior Credit Facility pursuant to this paragraph
         (a) shall be reduced by the principal amount of any Acquired Debt incurred solely pursuant to paragraph (j) below;

                  (b) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Notes and the Subsidiary Guarantees in an amount not to exceed $30.0 million;

                  (c) Guarantees by the Company or a Guarantor of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the primary obligor thereon was permitted under the terms of this Indenture;

                  (d) the incurrence by the Company or a Restricted Subsidiary of the Company of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that
         (i) all such intercompany Indebtedness is expressly subordinate to the prior payment in full of all Obligations with respect to the Notes and the Subsidiary Guarantees and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such intercompany Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or transfer of any such intercompany Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that is not permitted by this clause (d);

                  (e) the incurrence by the Company or any Restricted Subsidiary of Indebtedness (including reimbursement obligations relating thereto) in respect of bid, payment or performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds, or guarantees of such obligations of others, in the ordinary course of business;

                  (f) the issuance by a Restricted Subsidiary of the Company of any shares of Preferred Stock to the Company or any of its Restricted Subsidiaries; provided, however, that (i) all such Preferred Stock is expressly subordinate to the prior payment in full of all Obligations with respect to the Notes and the Subsidiary Guarantees and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and (B) any sale or transfer of any such shares of Preferred Stock to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that is not permitted by this clause (f);

                  (g) Hedging Obligations of the Company or a Restricted Subsidiary that are incurred (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or commodity price risk with respect to commodities utilized by the Company in the ordinary course of business;

                  (h) subject to paragraph (a) above, the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred;

                  (i) the incurrence of Indebtedness (but excluding any funded Indebtedness) arising from agreements providing for indemnification, adjustment of purchase price or similar Obligations, incurred or assumed in connection with the acquisition or disposition of any business by the Company or any Restricted Subsidiary;

                  (j) the incurrence of any Acquired Debt in an aggregate principal amount permitted solely by this clause (j) not to exceed $25.0 million at any one time outstanding;

                  (k) Capital Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries (including any Permitted Refinancing Indebtedness incurred to refund, replace or refinance any Capital Lease Obligations or Purchase Money Indebtedness incurred pursuant to this clause (k)) not to exceed $10.0 million at any one time outstanding;

                  (l) the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness represented by the Senior Subordinated Notes and the Guarantees thereof in an amount not to exceed $180.0 million; and

                  (m) additional Indebtedness of the Company and the Restricted Subsidiaries at any time outstanding equal to, if positive, (x) $30.0 million, less (y) the sum of (i) the principal amount of the Notes then outstanding plus (ii) the principal amount of any Permitted
         Refinancing Indebtedness incurred by the Company, the proceeds of which are or were used to redeem or repurchase Notes, and which Permitted Refinancing Indebtedness is incurred by the Company solely by reason of paragraph (h) above.

For purposes of determining compliance with this Section 4.09, the accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness.

                  Notwithstanding anything to the contrary in this Section 4.09, the Company and the Restricted Subsidiaries shall comply with Section 4.16 hereof.

                  Neither the Company nor any Guarantor shall, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes and the Subsidiary Guarantees pursuant to subordination provisions that are substantially identical to the subordination provisions of such other Indebtedness (or any agreement governing such Indebtedness) that are most favorable to the holders of any other Indebtedness of the Company.

SECTION 4.10.       ASSET SALES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors, which in the case of an Asset Sale with a Fair Market Value exceeding $5.0 million, shall be set forth in an Officer's Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of, (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision (ii) and (iii) the Company or such Restricted Subsidiary shall apply the Net Proceeds of such Asset Sale within 270 days of receipt thereof as follows:

                  (a) to the extent such Net Proceeds are received from an Asset Sale not involving the sale, transfer or disposition of Collateral ("Non-Collateral Proceeds") or such proceeds are received from an Asset Sale involving the sale, transfer or disposition of Collateral that is subject to a Prior Lien ("Prior Lien Collateral Proceeds"), to satisfy all mandatory repayment obligations of any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in committed amounts therefor in the case of any revolving credit facility so repaid); and

                  (b) with respect to any Non-Collateral Proceeds or Prior Lien Collateral Proceeds remaining after application pursuant to the preceding paragraph (a) above and any Net Proceeds received from an Asset Sale involving the sale, transfer or disposition of Collateral not subject to the provisions of paragraph (a) above ("Collateral Proceeds," and, together with such remaining Non-Collateral Proceeds and Prior Lien Collateral Proceeds, the "Available Proceeds Amount"), the Company shall make an offer to purchase (the "Asset Sale Offer") from all Holders up to a maximum principal amount (expressed as an integral multiple of $1,000) of Notes equal to the Available Proceeds Amount at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date fixed for such purchase in accordance with the procedures set forth herein; provided, that the Company will not be required to apply pursuant to this paragraph (b) Net Proceeds received from any Asset Sale if, and only to the extent that, such Net Proceeds are applied (or, in the case of clauses (i) or (ii) below, the Company (or such Restricted Subsidiary) enters into a binding, definitive agreement to apply) within 270 days of such Asset Sale the Net Proceeds from such Asset Sale (i) to the acquisition of a controlling interest in any one or more businesses, to the making of a capital expenditure (including the construction or improvement of properties and capital assets) or the acquisition of long-term assets, in each case, that is engaged in or that is used or useful in a Principal Business and/or (ii) to an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale (collectively, clause (i) and (ii) of this paragraph, a "Permitted Related Acquisition") and/or (iii) to permanently reduce Obligations under the Senior Credit Facility (and to correspondingly reduce commitments with respect thereto) and, if the Net Proceeds so invested in such Permitted Related Acquisition included Collateral Proceeds or Prior Lien Collateral Proceeds, the property and assets constituting such Permitted Related Acquisition and any non-cash consideration received as a result of such Asset Sale are made subject to the Lien securing the Notes in the manner contemplated in Section
         11.05 hereof and the Security Documents.

                  If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 4.10. The Company may defer the Asset Sale Offer until there is an aggregate unutilized Available Proceeds Amount in excess of $10.0 million resulting from one or more Asset Sales at which time the entire unutilized Available Proceeds Amount, and not just the amount in excess of $10.0 million, shall be applied to the Asset Sale Offer. The Company shall commence an Asset Sale Offer within ten Business Days after the date the unutilized Available Proceeds Amount exceeds $10.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer exceeds the unutilized Available Proceeds Amount, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of any such Asset Sale Offer, the unutilized Available Proceeds Amount shall be reset to zero.

                  Notwithstanding any other provision of this covenant, in the event of an Asset Sale by the Company or any Restricted Subsidiary of Southern Recycling, L.L.C. that is consummated prior to such time when Southern Recycling, L.L.C. becomes a Subsidiary of the Company or any Restricted Subsidiary, such Asset Sale shall not be subject to, or otherwise required to comply with, clauses (i) or (ii) of the first paragraph of this Section 4.10; provided, however, such Asset Sale shall be subject to, and otherwise required to comply with, all other provisions of this Section 4.10. From and after such time when Southern Recycling, L.L.C. becomes a Subsidiary of the Company or a Restricted Subsidiary, an Asset Sale relating to Southern Recycling, L.L.C. shall be subject to and in compliance with all of the provisions described under this Section 4.10.

                  To the extent the Senior Bank Debt is secured by or Lien of the unutilized Available Proceeds Amount, the Notes shall be secured by a Lien on such unutilized Available Proceeds Amount (which Lien shall be junior and subordinated to the Lien securing the Senior Bank Debt) and such unutilized Available Proceeds Amount shall constitute Collateral in accordance with the Security Documents. To the extent such Lien shall be released under the terms of the Senior Credit Facility, the Liens in favor of the Trustee and the Holders on such Available Proceeds Amount shall be released, and the unutilized Available Proceeds Amount may be applied for any purpose not prohibited by this Indenture, including the repurchase of Senior Subordinated Notes in accordance with the indenture governing such Senior Subordinated Notes.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sales provisions by virtue thereof.

SECTION 4.11.       TRANSACTIONS WITH AFFILIATES.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a certificate of the Chief Executive Officer of the Company certifying that such Affiliate Transaction complies with clause (i) above, (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of the Notes of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  The foregoing provisions shall not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries in which no Affiliate of the Company owns Capital Stock

(other than directors' qualifying shares); (ii) Restricted Payments or Permitted Investments permitted under Section 4.07 hereof; and (iii) the payment of reasonable and customary regular fees and compensation (including compensation payable in Equity Interests) to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary or Permitted Joint Venture of the Company.

SECTION 4.12.       LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (i) upon any item of Collateral other than the Liens created by the Notes, the Subsidiary Guarantees, this Indenture and the Security Documents and the Permitted Liens (including, without limitation, the Liens securing the Senior Bank Debt) and (ii) upon any other asset or property (other than Real Property) now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries, which asset or property does not at such time constitute Collateral, or any income or profits therefrom or assignment or conveyance of any right to receive income therefrom, if, in the case of (ii),
(a) such Lien secures obligations under any Subordinated Indebtedness, unless the Notes are secured on a basis no less favorable than such Subordinated Indebtedness is subordinated to the Notes with the obligations so secured until such time as such obligations are no longer secured by a Lien or (b) such Lien secures obligations under Pari Passu Indebtedness at a time when the Senior Credit Facility is no longer in effect, unless the Notes are secured on a basis that is pari passu with such Pari Passu Indebtedness so secured until such time as such obligations are no longer secured by a Lien.

SECTION 4.13.       BUSINESS ACTIVITIES.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Principal Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.14.       CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, each of the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, such Guarantor or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and material franchises of the Company, the Guarantors and any of their Restricted Subsidiaries; provided, however, that the Company and the Guarantors shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantors as applicable and their Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.15.       OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, and regardless of the applicability of any other provision hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (of at least $1,000 principal amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase. Within 30 days following a Change of Control, the Company shall mail to each Holder of Notes at such Holder's registered address a notice stating: (i) that an offer

(an "Offer") is being made pursuant to this Section 4.15 as a result of a Change of Control, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Notes that will be accepted for payment pursuant to such Offer; (ii) the purchase price, the amount of accrued and unpaid interest and Liquidated Damages, if any, as of the purchase date, and the purchase date (which will be no earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) the circumstances and material facts regarding such Change of Control to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control and information regarding the Person or Persons acquiring control); (iv) that any Note not tendered will continue to accrue interest and Liquidated Damages, if any; (v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Offer shall cease to accrue interest and Liquidated Damages, if any, after the Change of Control Payment Date; (vii) that Holders electing to have any Notes purchased pursuant to an Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (viii) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (ix) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provision of any securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligation under this Section 4.15 by virtue thereof.

                  (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail at the expense of the Company to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail at the expense of the Company (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Any amounts remaining after the purchase of Notes pursuant to the Change of Control Offer shall be promptly returned by the Paying Agent to the Company.

                  (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


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
SECTION 4.16.       LIMITATION ON INCURRENCE OF PARI PASSU INDEBTEDNESS.

                  So long as the Senior Credit Facility is outstanding and is secured by any interest in Real Property (other than fixtures) of the Company or any Restricted Subsidiary, the Company will not, and will not permit any of its Restricted Subsidiaries to, incur any Pari Passu Indebtedness, unless prior to such incurrence of Pari Passu Indebtedness, (i) the Company executes and delivers and causes the Restricted Subsidiaries to execute and deliver Mortgages granting a Security Interest in, and valid mortgage Lien upon, all of the Real Property of the Company and the Restricted Subsidiaries that from time to time secures the Senior Bank Debt, which Security Interest shall be superior and prior to the rights of all other Persons (including, without limitation, the holders of any Pari Passu Indebtedness incurred pursuant to the provisions of this Section 4.16) in such Real Property other than Prior Liens, (ii) the Company files, records and registers and causes the Restricted Subsidiaries to file, record and register all filings, recordings and registrations necessary or reasonably requested by the Trustee at the direction of the Holders of the Notes to create, preserve, protect and perfect the Security Interest intended to be granted pursuant to clause (i) of this Section 4.16 and (iii) the Company delivers and causes the Restricted Subsidiaries to deliver to the Trustee the following documents:

                  (1) a policy of title insurance (or a commitment to issue title insurance) insuring that the Lien of the Security Documents constitutes a direct and valid and perfected mortgage Lien on such Real Property (subject to no Liens other than Prior Liens) in an aggregate amount equal to the Fair Market Value of such Real Property and containing the same endorsements in title to the insurance policies provided to the Senior Bank Agent and contain only such exceptions to title as shall be Prior Liens and such other exceptions as are in title policies provided to the Senior Bank Agent in respect of the Senior Bank Debt;

                  (2) an Officers' Certificate of the Company stating that any specific exceptions to such title insurance or title opinion are Liens permitted to be on Collateral pursuant to the provisions of this
         Section 4.16;

                  (3) a survey with respect to such Real Property substantially in the form thereof, if any, delivered to the Senior Bank Agent in connection with the Lien granted to the Senior Bank Agent with respect to such Real Property;

                  (4) a policy or certificate of insurance relating to such Real Property insuring against such risks, with policy limits and deductibles in such amounts, and otherwise satisfying the requirements described in the Security Agreement, which policy or certificate shall bear mortgagee endorsements of the type and character described in the Security Agreement;

                  (5) evidence of payment or a closing statement indicating payments to be made by the applicable Pledgor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Security Document to perfect such Lien;

                  (6) copies of all Leases, all of which Leases shall be in conformance with any applicable provisions of the Security Documents;

                  (7) an Officers' Certificate of the Company stating that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property;

                  (8) such consents, approvals, amendments, supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

                  (9) Opinion(s) of Counsel in each jurisdiction in which such Real Property is located substantially in the form of the local counsel opinions delivered pursuant to the Senior Credit Facility and otherwise in form and substance satisfactory to the Trustee with respect to the documents executed and delivered by the applicable Pledgor and the Real Property encumbered thereby.

                  Notwithstanding the provisions of this Section 4.16, the Company and the Restricted Subsidiaries shall not be required to comply with this Section 4.16 to the extent Pari Passu Indebtedness is incurred and such Indebtedness is: (i) Indebtedness permitted by clauses (a) or (b) of the second paragraph of Section 4.09 hereof or (ii) Indebtedness permitted by clauses (e),
(g), (i), (j) or (k) of the second paragraph of Section 4.09 hereof, so long as, in the case of clause (ii) of this paragraph, the Pari Passu Indebtedness incurred pursuant to clauses (e), (g), (i) and (j) of the second paragraph of
Section 4.09 hereof does not exceed $5.0 million, in the aggregate, at any time outstanding and so long as, in the case of clause (ii) of this paragraph, all Pari Passu Indebtedness incurred pursuant to clauses (e), (g), (i), (j) and (k) of the second paragraph of Section 4.09 hereof does not exceed $10.0 million, in the aggregate, at any time outstanding.

                  In the event the Company and the Restricted Subsidiaries grant the Security Interests in (and valid mortgage Liens upon) all of the Real Property securing the Senior Bank Debt as provided in this Section 4.16, the Company shall deliver an Officers' Certificate stating the satisfaction of all conditions with respect thereto and thereafter, so long as the Company and the Restricted Subsidiaries maintain such Security Interests in compliance with the provisions hereof and in the Security Documents with respect to such Collateral, this Section 4.16 shall cease to be in effect.

SECTION 4.17.       SALE AND LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction involving only the sale or transfer of assets not constituting Collateral if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section
4.09 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and, in the case of a sale and leaseback transaction having a Fair Market Value in excess of $5 million, set forth in an Officer's Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

SECTION 4.18.       ADDITIONAL SUBSIDIARY GUARANTEES.

                  If (i) the Company acquires or creates any additional Subsidiary that is a Restricted Subsidiary and (A) any such Restricted Subsidiary has assets or revenues in any fiscal year in excess of $200,000 or
(B) any such Restricted Subsidiary previously in existence has assets or revenues in any fiscal year in excess of $200,000, or (C) any such Restricted Subsidiary, together with all other Restricted Subsidiaries which are not Guarantors, has assets or revenues in any fiscal year in excess of $1.0 million in the aggregate, or (ii) any Restricted Subsidiary of the Company that is not a Guarantor guarantees or otherwise, directly or indirectly, provides credit support for any Indebtedness of the Company or any Restricted Subsidiary or is a borrower under the Senior Credit Facility (in each case described in clauses (i) and (ii), except for Foreign Subsidiaries), the

Company shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture and, if required by the provisions hereof, the applicable Security Documents each in form and substance substantially similar to those executed on the date hereof and reasonably satisfactory to the Trustee at the direction of the Holders of the Notes pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes on the terms set forth in such supplemental indenture and shall grant a Security Interest in the Collateral on the terms set forth herein and in such Security Documents.

SECTION 4.19. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED RESTRICTED SUBSIDIARIES

                  The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10 hereof and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.20.       [RESERVED]

SECTION 4.21.       IMPAIRMENT OF SECURITY INTEREST.

                  (a) Neither the Company nor any of its Subsidiaries shall take or knowingly or negligently omit to take any action which action or omission would have the result of adversely affecting or impairing the Security Interests in any material respect, with respect to the Collateral other than as expressly contemplated by this Indenture and the Security Documents, and neither the Company nor any of its Subsidiaries shall grant to any Person (other than the Trustee, on behalf of the Trustee and the Holders) any Lien on the Collateral other than Permitted Liens.

                  (b) Neither the Company nor any of its Subsidiaries shall take or knowingly or negligently omit to take any action which action or omission would have the effect of causing a Lien to be created in favor of the Senior Bank Agent or the lenders under the Senior Credit Facility on any property or assets of the type that would constitute Collateral unless a Lien is created in favor of the Trustee and the Holders of the Notes with respect to such property or assets. Such Lien in favor of the Trustee and the Holders of the Notes shall at all times be in accordance with the provisions of the Indenture and Security Documents with respect to priority and otherwise.

                                    ARTICLE 5

                                   SUCCESSORS

SECTION 5.01.       MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and such entity or Person shall have taken all steps necessary or reasonably requested by the Trustee to protect and perfect the Security Interests granted or purported to be granted under the Security Documents; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction and
(B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.09 hereof; (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that (A) such transaction and supplemental indenture comply with this Article, and (B) all conditions precedent herein provided for relating to such transaction have been complied with; and (vi) the Company shall have delivered to the Trustee all instruments of further assurance and all actions, as are necessary to maintain, preserve and protect the rights of the Holders of the Notes and the Trustee hereunder and under each of the applicable Security Documents with respect to the Security Interests have been taken. The sale, assignment, transfer, lease, conveyance or other disposition by the Company or its Restricted Subsidiaries of all or substantially all of their respective property or assets to one or more of their Subsidiaries shall not relieve either the Company or the Restricted Subsidiaries from their respective obligations hereunder, under the Notes or under the Security Documents. Subject to the foregoing, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary or other entity that becomes, by reason of such consolidation, merger or transfer, a Restricted Subsidiary.

SECTION 5.02.       SUCCESSOR CORPORATION SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Liquidated Damages, if any, on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.       EVENTS OF DEFAULT.

                  Each of the following constitutes an "Event of Default":

                  (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes;

                  (ii) default in payment when due of the principal of or premium, if any, on the Notes;

                  (iii) failure by the Company to comply with the provisions described under Sections 4.10, 4.15 or 5.01 hereof;

                  (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other covenants, agreements or warranties in this Indenture, the Notes or the Security Documents;

                  (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments for the payment of money damages aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (vii) except as permitted by this Indenture, any Significant Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Significant Subsidiary Guarantee, in each case if such default continues for a period of ten days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;

                  (viii) other than as permitted under the Security Documents or the terms of this Indenture, any of the Security Documents cease to be in full force and effect, or any of the Security Documents cease to give the Trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any Significant Subsidiary Guarantor shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens;

                  (ix) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its creditors, or

                  (e) generally is not paying its debts as they become due; or

                  (x) a court of competent jurisdiction enters an order or decree in an involuntary case or proceeding under any Bankruptcy Law that:

                  (a) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as whole, would constitute a Significant Subsidiary or for all or substantially all of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                  (c) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.       ACCELERATION.

                  If any Event of Default (other than an Event of Default under clauses (ix) or (x) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Trustee and the Company, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (ix) or (x) of Section 6.01 hereof, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall ipso facto become due and payable without further action or notice.

                  At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal at a rate equal to the rate borne by the Notes, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of an Event of Default of the type described in clause (ix) or (x) of Section 6.01 hereof, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. If any Event of Default exists solely by reason of any acceleration of Indebtedness under clause (v) of Section 6.01, and such acceleration is rescinded by the holders of Indebtedness affected thereby prior to the time the Obligations under the Notes have been accelerated, such Event of Default shall cease to exist.

SECTION 6.03.       OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  Each Holder, by accepting a Note, acknowledges that the exercise of remedies by the Trustee with respect to the Collateral is subject to the terms and conditions of the Security Documents and the proceeds received upon realization of the Collateral shall be applied by the Trustee in accordance with the Intercreditor Agreement and Section 6.10 of this Indenture.

SECTION 6.04.       WAIVER OF PAST DEFAULTS.

                  The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture, except, subject to the second paragraph of Section 6.02 hereof, a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the Notes (including in connection with an offer to purchase) or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.       CONTROL BY MAJORITY.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it hereunder or under the Security Documents. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Security Documents that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.       LIMITATION ON SUITS.

                  A Holder of a Note may pursue a remedy with respect to this Indenture, the Notes, the Subsidiary Guarantees or the Security Documents only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment or waiver of the Lien of this Indenture and the Security Documents upon the Collateral.

SECTION 6.08.       COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, in each case at the rate per annum borne by the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.       TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or any of the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.


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SECTION 6.10.       PRIORITIES.

                  If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for any amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest and Liquidated Damages, if any, respectively; and

                  Third: to the Company, the Guarantors or to such party as a court of competent jurisdiction shall direct.

                  The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.       UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.       DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the duties, rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default actually known to the Trustee:

                 (i) the Trustee shall not be liable hereunder except for such duties of the Trustee which shall be determined solely by the express provisions of this Indenture and of the Security Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and in the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture or the Security Documents against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Security Documents.

                  (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture or the Security Documents that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and Sections 315 and 316 of the TIA.

                  (e) No provision of this Indenture or the Security Documents shall require the Trustee to expend or risk its own funds or incur any liability whatsoever in the performance of any of its duties hereunder or under the Security Documents or in the exercise of any of its rights or powers hereunder or under any Security Documents. The Trustee shall be under no obligation to exercise any of its duties under this Indenture or under the Security Documents at the request of any Holders, unless such Holder shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.       RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and other experts and the written advice of such counsel or expert or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) chosen in good faith.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Security Documents.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it in its reasonable judgment against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

                  (g) The permissive rights of the Trustee to do things enumerated in this Indenture and in the Security Documents shall not be construed as duties of the Trustee and the Trustee shall not be answerable for other than its negligence or willful default.

                  (h) The Trustee shall not be required to give any bond or surety in respect of its obligations hereunder.

                  (i) The Trustee shall not be charged with knowledge of any Default or Event of Default unless it shall have received written notice thereof from the Company or a Holder of a Note or unless an officer of the Trustee shall have actual knowledge thereof.

SECTION 7.03.       INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in accordance with the requirements of the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (in the event such conflict arises after consummation of the Exchange Offer, or if a Shelf Registration Statement (as defined in the Registration Rights Agreement) has been filed, after such Shelf Registration Statement has been declared effective by the SEC) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.       TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Security Documents. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Security Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or the Security Documents or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  The Trustee, in its capacity as Registrar hereunder, shall not be charged with knowledge of the Applicable Procedures and may conclusively rely that instructions and certificates presented to it are in accordance with such Applicable Procedures in effecting transfers pursuant to Section 2.06 hereof.


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
SECTION 7.05.       NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium, if any, or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

                  Within 60 days after each November 1 beginning with the November 1 following the date hereof, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and, if such report is prepared after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective by the SEC, filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.07.       COMPENSATION AND INDEMNITY.

                  The Company and the Guarantors shall pay to the Trustee upon demand from time to time, and the Trustee shall be entitled to, compensation for its acceptance of this Indenture and services hereunder and under the Security Documents which shall be agreed to by the Company and the Trustee in a separate fee agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the reasonable costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability or investigating in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                  The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (viii) or (ix) hereof occurs, the expenses and the compensation for the services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  As to notice of liens or charges, the Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.       REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company (with a copy to the agent under the Senior Credit Facility). The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing (with a copy to the agent under the Senior Credit Facility). The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company (with a copy to the agent under the Senior Credit Facility). Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Security Documents. The successor Trustee shall mail a notice of its succession to Holders of the Notes (with a copy to the agent under the Senior Credit Facility). The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as such under each of the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be an appointment of such successor in all capacities of the former Trustee under each of the Security Documents and such successor shall assume all of the obligations of the Trustee pursuant to the Security Documents.

SECTION 7.09.       SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall, if such resulting surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee (and the successor to the Trustee under the Security Documents).

SECTION 7.10.       ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has or has a corporate parent that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.       PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.       OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

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SECTION 8.02.       LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07,
2.10 and 2.12 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.       COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03(a), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
 4.21 and 5.01 and Article 11 hereof and the Security Documents with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company, its Subsidiaries and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof and subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01 (iii) through 6.01 (viii) hereof and Sections 6.01(ix) and
(x) (but, in the case of Sections 6.01(ix) and (x), only with respect to a Significant Subsidiary) hereof shall not constitute Events of Default.

SECTION 8.04.       CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of an election under Section 8.02 hereof (other than when the Notes are being defeased within one year prior to the stated maturity or the applicable redemption date), the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Sections 6.01 (ix) or 6.01 (x) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                  (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (assuming no intervening bankruptcy or insolvency of the Company between the date of such deposit and the 91st day after such deposit and that no Holder is an insider of the Company) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.       REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for one year after such principal and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company or Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written request and expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.       REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section
8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company or the Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if either the Company or any Guarantor makes any payment of principal of and premium or Liquidated Damages, if any, or interest on any Note following the reinstatement

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of its obligations, the Company or any Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9

                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.       WITHOUT CONSENT OF HOLDERS OF NOTES.

                  Notwithstanding Section 9.02 of this Indenture and subject to the next succeeding paragraph, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Security Documents without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 hereof, as applicable;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder and under the Security Documents of any Holder of the Notes;

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (f) to mortgage, pledge or grant a Security Interest in favor of the Trustee as additional security for the payment and performance of Obligations under this Indenture, the Notes and the Subsidiary Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise; or

                  (g) to add or release any Guarantor or Pledgor strictly in accordance with another provision of this Indenture or a provision of the Security Documents expressly providing for such addition or release.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.       WITH CONSENT OF HOLDERS OF NOTES.

                  Except as provided below in this Section 9.02, this Indenture, the Notes or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02, 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium or Liquidated Damages, if any, or interest on the Notes) or compliance with any provision of this Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and each of the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of this Indenture, the Notes or the Security Documents;

                  (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than with respect to the provisions contained in Sections
         4.10 and 4.15);

                  (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults (other than to add a section of the Indenture or the Notes which are subject thereto) or the rights of Holders of Notes to receive payments of principal of or premium, if any, interest or Liquidated Damages, if any, on the Notes;

                  (vii) waive a redemption payment with respect to any Note (other than a payment required by the provisions contained in Sections
         4.10 and 4.15);

                  (viii) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions;

                  (ix) adversely affect the ranking of the Notes or the Subsidiary Guarantees;

                  (x) adversely affect Liens created by this Indenture and the Security Documents on the Collateral (other than in accordance with the provisions herein or therein); or

                  (xi) release any Guarantor from its Obligations under its Subsidiary Guarantee (other than in accordance with this Indenture).

SECTION 9.03.       COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture, the Notes or the Security Documents shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.       REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to his/her Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the second sentence of the preceding paragraph, those Holders of Notes who were Holders on such record date (or their duly designated proxies), and only those Holders, shall be entitled to revoke any consent previously given, whether or not such Holder of Notes continues to be a Holder of Notes after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes, unless it makes a change described in clauses
(i) though (xi) of Section 9.02 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of Notes who has consented to it; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and Liquidated Damages, if any, on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder of Notes.

SECTION 9.05.       NOTATION ON OR EXCHANGE OF NOTES.

                   The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holders of the Notes to deliver the Notes to the Trustee. The Company may place an appropriate notation on the Notes and return them to the Holders. Alternatively, the Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

                   Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.       TRUSTEE TO SIGN AMENDMENTS, ETC.

                   The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. The Company and the Guarantors may not sign an amendment or supplemental Indenture until their respective Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10

                              SUBSIDIARY GUARANTEES

SECTION 10.01.      SUBSIDIARY GUARANTEES.

                   Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and interest and premium and Liquidated Damages, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest and Liquidated Damages, if any, on the Notes, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption, repurchase or otherwise, subject, however, to the limitations set forth in Section 10.05 hereof. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, the Security Documents or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this

Indenture. If any Holder of Notes or the Trustee is required by any court or otherwise to return to the Company or Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by the Company or any Guarantor either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

SECTION 10.02.      EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

                   To evidence its Subsidiary Guarantee set forth in Section
10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C (executed by the manual or facsimile signature of one of its Officers) shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture and, to the extent required by the provisions hereof, the Security Documents, shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

                   Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                   If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                   The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03.      GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor, as an entirety or substantially as an entirety, to the Company.

                  (b) Except as provided in Section 10.03(a) hereof or in a transaction referred to in Section 10.04 hereof, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless: (i) subject to the provisions of Section 10.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall assume all the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Security Documents; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness (other than Permitted Refinancing Indebtedness) pursuant to the

Fixed Charge Coverage Ratio Test set forth in Section 4.09 hereof. Subject to
Section 10.04 hereof, in case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

SECTION 10.04.      RELEASES FOLLOWING SALE OF ASSETS.

                   Concurrently with any sale of assets of any Guarantor (including, if applicable, all of the Capital Stock of any Guarantor), any Security Interest in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor in accordance with the provisions of this Indenture) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor), shall be released and relieved of its Obligations under its Subsidiary Guarantee and
Section 10.03 hereof; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Subsidiary Guarantee. Any Guarantor not released from its Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and Liquidated Damages, if any, on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 10. The release of any Guarantor pursuant to this Section 10.04 shall be effective whether or not such release shall be noted on any Note then outstanding or thereafter authenticated and delivered.

SECTION 10.05.      LIMITATION ON GUARANTOR LIABILITY.

                   For purposes hereof, each Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 10.06.      "TRUSTEE" TO INCLUDE PAYING AGENT.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

                                   ARTICLE 11

                               SECURITY DOCUMENTS

SECTION 11.01.      COLLATERAL AND SECURITY DOCUMENTS.

                  (a) In order to secure the due and punctual payment of the Notes, the Pledgors have entered into the respective Security Documents to which they are party to create the Security Interests and for related matters. Subject to the provisions in the Intercreditor Agreement and this Indenture, the Notes and the Subsidiary Guarantees shall be secured by the Collateral securing the Senior Bank Debt from time to time.

                  (b) Each holder of a Note, by accepting a Note, agrees to all of the terms and provisions of the Security Documents, as the same may be amended from time to time pursuant to the provisions of the Security Documents and this Indenture.

SECTION 11.02.      RECORDING, ETC.

                  (a) The Company will, and will cause each other Pledgor to, take or cause to be taken all action required or necessary to maintain, preserve and protect the Security Interests in the Collateral granted by the Security Documents, including, but not limited to, causing all financing statements, Mortgages, other instruments of further assurance, including, without limitation, continuation statements covering security interests in personal property, and all mortgages securing purchase money obligations delivered to the Trustee or to the trustee, mortgagee or other holder of a Permitted Lien under
Section 11.05 to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders of the Notes and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral. Without limiting the generality of the foregoing covenant, the Company will cause each Guarantor that is not in existence on the date hereof to execute and deliver to the Trustee at such time as such Guarantor owns, possesses or acquires any property or assets of the type or nature that would constitute Collateral (i) a joinder agreement to the Security Agreement substantially in the form of Exhibit 3 thereto and (ii) any other Security Documents as shall be necessary or reasonably requested by the Trustee in order to grant, perfect, preserve and protect the Security Interest in such property and assets.

                  The Company will from time to time promptly pay and discharge all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Real

Property, the Company shall pay such taxes promptly upon demand by the Trustee. Notwithstanding the foregoing, the Trustee shall not have any duty or obligation to ascertain whether any such taxes are required to be paid at any time, and the determination referred to in the preceding sentence shall only be made by the Trustee upon receipt of written notice that such taxes are due and owing.

                  (b) The Company shall furnish or cause to be furnished to the
Trustee:

                 (i) at the time of execution and delivery of this Indenture, Opinion(s) of Counsel substantially in the form of those delivered pursuant to the provisions of the Senior Credit Facility, relating to the creation, enforceability and perfection of the Security Interests and Liens created by the Security Documents delivered in accordance therewith, with such modifications as shall be necessary or reasonably requested by the Trustee;

                (ii) within 60 days after the date of this Indenture, Opinion(s) of Counsel either (a) substantially to the effect that, in the opinion of such counsel, this Indenture, each Security Document and all other instruments of further assurance or assignment, if any, have been properly recorded, registered and filed to the extent necessary to perfect or otherwise make effective the Security Interests created by each such Security Document; and

               (iii) within 30 days after May 1 in each year beginning with May 1, 2000, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Security Interests of each of the Security Documents and reciting with respect to such Security Interests the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the holders and the Trustee hereunder and under each of the Security Documents with respect to the Security Interests, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Security Interests.

SECTION 11.03.      CERTAIN DISPOSITIONS OF COLLATERAL WITHOUT RELEASE.

                   (a) Notwithstanding the provisions of Section 11.04, so long as no Event of Default shall have occurred and be continuing the Pledgors may, without any release or consent by the Trustee, do any number of ordinary course activities in respect of the Collateral so long as the Pledgors may do such activities under the Senior Credit Facility, without any release by the Senior Bank Agent.

                   (b) In the event that a Pledgor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 11.03 may be sold, exchanged or otherwise disposed of by such Pledgor without any release or consent of the Trustee, and such Pledgor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Trustee shall promptly execute such an instrument (in recordable form, where appropriate) upon delivery to the Trustee of (i) an Officers' Certificate by such Pledgor reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.03 may be sold, exchanged or otherwise disposed of or dealt with by such Pledgor without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by such Pledgor in conformity with Section 11.03(a) and that the execution of such written disclaimer, release or quitclaim is appropriate under this Section 11.03.

                  Any disposition of Collateral made in strict compliance with the provisions of this Section 11.03 shall be deemed not to impair the Security Interests in contravention of the provisions of this Indenture. To the extent this Section 11.03 relates to property or assets that do not constitute Collateral such provisions shall not apply with respect to any such property or assets not constituting Collateral.

SECTION 11.04.      RELEASE OF COLLATERAL.

                   (a) In addition to their rights under Section 11.03, the Pledgors shall have the right, at any time and from time to time, to obtain a release of any items of the Collateral so long as the Pledgors obtain a release of the Lien granted to the Senior Bank Agent on such Collateral securing the Senior Bank Debt in accordance with the provisions of the Senior Credit Facility and the Intercreditor Agreement.

                   (b) If the Senior Credit Facility is no longer in effect, or the Senior Bank Debt is no longer secured by any of the Collateral, the Notes and the Subsidiary Guarantees will not (subject to the provisions under Section
4.12 hereof) be secured by any of the Collateral; provided, however, that if the Senior Bank Debt is thereafter secured by any assets or property of the type that would constitute Collateral, the Company and its Subsidiaries, in accordance with the provisions of Section 11.05, shall cause the Notes and the Subsidiary Guarantees to be secured by a Lien on such Collateral. To the extent that the Senior Credit Facility is in effect and the Senior Bank Agent releases its Lien on all or any portion of the Collateral of the Company or any Subsidiary securing the Senior Bank Debt, the Lien on such Collateral securing the Notes and the Subsidiary Guarantees shall likewise be released (subject to the provisions under Section 4.12 hereof); provided, however, that if the Senior Bank Debt is thereafter secured by any assets or property of the type that would constitute Collateral, the Company and its Subsidiaries, in accordance with the provisions of Section 11.05, shall cause the Notes and the Subsidiary Guarantees to be secured by a Lien on such Collateral.

                   (c) In connection with any release by the Senior Bank Agent of the Collateral securing the Senior Bank Debt, in accordance with the Intercreditor Agreement, the Trustee shall execute and deliver any and all instruments evidencing the release of the Lien of the Security Documents on the Collateral described to be released in the Release notice (as defined in the Intercreditor Agreement) delivered by the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement.

                   Any releases of Collateral made in strict compliance with the provisions of this Section 11.04 shall be deemed not to impair the Security Interests created by the Security Documents in favor of the Trustee for its benefit and the benefit of the holders of the Notes, in contravention of the provisions of this Indenture.

                   (d) Notwithstanding the foregoing, if during the continuance of an Event of Default the Senior Bank Debt is repaid in full and the Senior Credit Facility ceases to be in effect, any Collateral owned by the Company or any Subsidiary Guarantor and remaining after any disposal of collateral, the proceeds of which were used to repay the Senior Bank Debt, shall continue to secure the Notes and the Subsidiary Guarantees and shall not be released from the Lien granted to the Trustee under the Security Documents as a result of the Senior Credit Facility's Liens being released (but shall be released automatically when such Event of Default ceases to exist).

SECTION 11.05.      ADDITIONAL COLLATERAL.

                   At any time and from time to time, the Company or any other Pledgor shall be required to or elects to grant to the Trustee a Security Interest in additional Collateral pursuant to the provisions of this Indenture (including without limitation Section 4.16 hereof) or the Security Documents, the Company and any such Pledgor shall comply with the provisions of this
Section 11.05. The Company and any such Pledgor shall deliver to the Trustee the following documents:

                   (a) an instrument or instruments in recordable form sufficient for the Lien of the Security Documents to cover the additional Collateral;

                   (b) in the case of additional Collateral which constitutes personal property having a value in excess of $2,000,000:

                           (1) an Opinion of Counsel stating that the Lien of
                  the Security Documents constitutes a direct and valid and perfected Lien on such additional Collateral;

                           (2) an Officers' Certificate of the Company stating
                  that any specific exceptions to such Lien are Liens of the character which were permitted to be Prior Liens under the Security Documents with respect to the Collateral; and

                           (3) evidence of payment or a closing statement
                  indicating payments to be made by the applicable Pledgor of all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such personal property to the Lien of any applicable Security Document to perfect such Liens;

                  (c) in the case of additional Collateral which constitutes Real Property:

                           (1) a policy of title insurance (or a commitment to
                  issue title insurance) insuring that the Lien of the Security Documents constitutes a direct and valid and perfected mortgage Lien on such additional Collateral (subject to no Prior Liens other than Prior Liens which were permitted under the Security Documents with respect to the Collateral being replaced by such additional Collateral) in an aggregate amount equal to the Fair Market Value of such additional Collateral and containing the same endorsements in the title insurance policies provided to the Senior Bank Agent and contain only such exceptions to title as shall be Prior Liens and such exceptions as are in title policies provided to the Senior Bank Agent in respect of the Senior Bank Debt;

                           (2) an Officers' Certificate of the Company stating
                  that any specific exceptions to such title insurance or title opinion are Liens permitted to be on Collateral pursuant to the provisions of Section 4.21;

                           (3) a survey with respect to such Real Property
                  substantially in the form thereof, if any, delivered to the Senior Bank Agent in connection with the Lien granted to the Senior Bank Agent with respect to such Real Property;

                           (4) a policy or certificate of insurance as required
                  by any Mortgage relating to such Real Property, which policy or certificate shall bear mortgagee endorsements of the character required by such Mortgage;

                           (5) evidence of payment or a closing statement
                  indicating payments to be made by the applicable Pledgor of all title premiums, recording charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such Real Property to the Lien of any applicable Security Document to perfect such Lien;

                           (6) copies of all Leases, all of which Leases shall
                  be in conformance with any applicable provisions of the Security Documents;

                           (7) an Officers' Certificate of the Company stating
                  that there has been issued and is in effect a valid and proper certificate of occupancy or local or foreign equivalent, if required by the local or foreign codes or ordinances for the use then being made of such Real Property and that there is not outstanding any citation, violation or similar notice indicating that such Real Property contains conditions which are not in compliance with local or foreign codes or ordinances relating to building or fire safety or structural soundness; and

                           (8) such consents, approvals, amendments,
                  supplements, estoppels, tenant subordination agreements or other instruments as shall be necessary in order for the owner or holder of the fee interest to grant the Lien contemplated by the Mortgage with respect to such Real Property; and

                  (d) Opinion(s) of Counsel in each jurisdiction in which such Collateral is located substantially in the form of the local counsel opinions delivered on the date hereof and otherwise in form and substance satisfactory to the Trustee with respect to the documents executed and delivered by the applicable Pledgor and the Collateral encumbered thereby.

SECTION 11.06.      TRUST INDENTURE ACT REQUIREMENTS.

                  The release of any Collateral pursuant to Article 11 or 12, from the Lien of any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. So long as the Senior Credit Facility is in effect to the extent applicable, without limitation, the Pledgors and each obligor on the Notes shall cause TIA Section 314(d) relating to the release of property or securities from the Liens hereof and of the Security Documents to be disregarded to the maximum extent permitted by law.

SECTION 11.07.      SUITS TO PROTECT THE COLLATERAL.

                  Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as they may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Notes or the Trustee).

SECTION 11.08.      PURCHASER PROTECTED.

                  In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this
Article 11 to be sold be under obligation to ascertain or inquire into the authority of the Company or any other Pledgor, as applicable, to make any such sale or other transfer.

SECTION 11.09.      POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

                  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or any other Pledgor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any other Pledgor, as applicable, or of any officer or officers thereof required by the provisions of this Article 11.

SECTION 11.10.      [RESERVED]

SECTION 11.11.      DETERMINATIONS RELATING TO COLLATERAL.

                  In the event (i) the Trustee shall receive any written request from the Company or any other Pledgor under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or any other Pledgor's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Trustee shall become aware of any nonperformance by the Company or any other Pledgor of any covenant or any breach of any representation or warranty of the Company or any other Pledgor set forth in any Security Document, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of holders of the Notes pursuant to Section 6.05.

SECTION 11.12.      RENEWAL AND REFUNDING.

                  Nothing in this Article 11 shall prevent (a) the renewal or extension, without impairment of the Security Interests, at the same or at a lower or higher rate of interest, of any of the obligations or Indebtedness of any Person included in the Collateral or (b) the issue in substitution for any such obligations or Indebtedness of other obligations or Indebtedness of such Person for equivalent amounts and of substantially equal or superior rank as to security, if any; provided, however, that every such obligation or Indebtedness as so renewed or extended shall continue to be subject to the Lien of the Security Documents and every substituted obligation of Indebtedness and the evidence thereof shall be deposited and pledged with the Senior Bank Agent.

SECTION 11.13.      RELEASE UPON TERMINATION OF THE COMPANY'S
                    OBLIGATIONS.

                  In the event that the Company delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article 8, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as the Company or any other Pledgor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the holders of the Notes.

SECTION 11.14.      CERTAIN ACTIONS BY TRUSTEE.

                  Any action taken by the Trustee pursuant to this Article 11 and Article 12 in respect of the release, addition or use of Collateral shall be taken by the Trustee as its interest in such Collateral may appear, and no provision of this Article 11 and Article 12 is intended to, or shall, excuse compliance with any provision of the Intercreditor Agreement or the other Security Documents that create rights in favor of other holders of Prior Liens.

                                   ARTICLE 12

                           APPLICATION OF TRUST MONEYS

SECTION 12.01.      "TRUST MONEYS" DEFINED.

                  The provisions of this Article 12 shall apply only during the continuance of an Event of Default when the Senior Credit Facility is repaid in full and the Senior Credit Facility ceases to be in effect and the Trustee (for the benefit of itself and the Holders) maintains a Lien on any of the Collateral pursuant to Section 11.04(b) hereof.

                  All Cash Equivalents received by the Trustee, as the case may be, in accordance with the terms of this Indenture and the Security Documents:

                  (a) upon the release of property from the Lien of any of the Security Documents, including, without limitation, all moneys received in respect of the principal of all purchase money, governmental and other obligations; or

                  (b) as compensation for, or proceeds of the sale of, all or any part of the Collateral Taken by eminent domain or purchased by, or sold pursuant to an order of, a governmental authority or otherwise disposed of; or

                  (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by them); or

                  (d) pursuant to certain provisions of the Mortgages; or

                  (e) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Trustee or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise; or

                  (f) for application under this Article 12 as elsewhere provided in this Indenture or any Security Document, or whose disposition is not elsewhere otherwise specifically provided for herein or in any Security Document;

(all such moneys being herein sometimes called "Trust Moneys"; provided, however, that Trust Moneys shall not include any property deposited with the Trustee pursuant to Article 3 or 8 or delivered to or received by the Trustee pursuant to Section 6.10 hereof) shall be held by or delivered to the Trustee, for its benefit and the benefit of the Holders of Notes as a part of the Collateral in accordance with the provisions of this Indenture and the applicable Security Documents and, upon any entry upon or sale or other disposition of the Collateral or any part thereof pursuant to any of the Security Documents, said Trust Moneys shall be applied in accordance with
Section 6.10; but, prior to any such entry, sale or other disposition, all or any part of the Trust Moneys may be with-drawn, and shall be released, paid or applied by the Trustee, from time to time as provided in Sections 12.02 through 12.06, inclusive, and the Intercreditor Agreement.

                  On the date the Senior Credit Facility is terminated there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Trustee an account which shall be entitled the "Collateral Account" (the "Collateral Account"). The Collateral Account shall be established and maintained by the Trustee at its corporate trust offices located in New York or Illinois. All Trust Moneys that are received by the Trustee shall be held, applied and/or disbursed by the Trustee in accordance with the provisions of this Article 12.

SECTION 12.02.      RETIREMENT OF SECURITIES.

                  The Trustee shall apply Trust Moneys from time to time to the payment of the principal of and interest on any Notes, when due or to the redemption thereof or the purchase thereof upon tender or in the open market or at private sale or upon any exchange or in any one or more of such ways, including, without limitation, pursuant to an Asset Sale Offer under Section
4.10 or a Change of Control Offer under Section 4.15, as the Company shall request in writing, upon receipt by the Trustee of the following:

                  (a) Board Resolutions of the Company directing the application pursuant to this Section 12.02 of a specified amount of Trust Moneys and, in case any such moneys are to be applied to payment, designating the Notes so to be paid and, in case any such moneys are to be applied to the purchase of Notes, prescribing the method of purchase, the price or prices to be paid and the maximum principal amount of Notes to be purchased and any other provisions of this Indenture governing such purchase;

                  (b) cash in the maximum amount of the accrued interest, if any, required to be paid in connection with any such purchase, which cash shall be held by the Trustee in trust for such purpose;

                  (c) an Officers' Certificate of the Company, dated not more than five Business Days prior to the date of the relevant application stating

                          (i) that no Default or Event of Default exists unless
                  such Default or Event of Default would be cured thereby; and

                         (ii) that all conditions precedent and covenants herein
                  provided for relating to such application of Trust Moneys have been complied with; and

                  (d) an Opinion of Counsel stating that the documents and the Cash Equivalents, if any, which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that all conditions precedent herein provided for relating to such application of Trust Moneys have been complied with.

                  Upon compliance with the foregoing provisions of this Section, the Trustee shall apply Trust Moneys as directed and specified by such Board Resolution, up to, but not exceeding, the principal amount of the Notes so paid or purchased, using the cash deposited pursuant to paragraph (b) of this Section 12.02, to the extent necessary, to pay any accrued interest required in connection with such purchase.

                  A Board Resolution expressed to be irrevocable directing the application of Trust Moneys under this Section 12.02 to the payment of the principal of particular Notes shall for all purposes of this Indenture be deemed the equivalent of the deposit of money with the Trustee in trust for such purpose. Such Trust Mon-eys and any cash deposited with the Trustee pursuant to paragraph (b) of this
Section 12.02 for the payment of accrued interest shall not, after compliance with the foregoing provisions of this Section, be deemed to be part of the Collateral or Trust Moneys.

SECTION 12.03.      POWERS EXERCISABLE NOTWITHSTANDING EVENT OF DEFAULT.

                  In case an Event of Default shall have occurred and shall be continuing, the Company or any Guarantor, as applicable, while in possession of Collateral (other than Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien), may do any of the things not expressly provided for in this Indenture if the holders of a majority in aggregate principal amount of the Notes outstanding, by appropriate action of such holders, shall consent to such action. This Section 12.03 shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(i) or (ii).

SECTION 12.04.      POWERS EXERCISABLE BY COLLATERAL AGENT OR RECEIVER.

                  In case the Collateral (other than any Cash Equivalents, securities and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder or under the Security Documents or with the trustee, mortgagee or other holder of a Prior Lien) shall be in the possession of a receiver or trustee lawfully appointed, the powers hereinbefore in this
Article 12 conferred upon the Company and any Guarantor, as applicable, with respect to the withdrawal or application of Trust Moneys may be exercised by such receiver or trustee, in which case a certificate signed by such receiver or trustee shall be deemed the equivalent of any Officers' Certificate required by this Article 12. If the Trustee shall be in possession of any of the Collateral hereunder or under any of the Security Documents, such powers may be exercised by the Trustee, in its discretion.

SECTION 12.05.      DISPOSITION OF NOTES  RETIRED.

                  All Notes received by the Trustee and for whose purchase Trust Moneys are applied under this Article 12, if not otherwise cancelled, shall be promptly delivered to the Trustee for cancellation and destruction unless the Trustee shall be otherwise directed in writing by the Company. Upon destruction of any Notes, the Trustee shall issue a certificate of destruction to the Company.

SECTION 12.06.      INVESTMENT OF TRUST MONEYS.

                  All or any part of any Trust Moneys held by the Trustee hereunder (except such as may be held for the account of any particular Notes) shall from time to time be invested or reinvested by the Trustee in any Cash Equivalents pursuant to the written direction of the Company which shall specify the Cash Equivalents in which such Trust Moneys shall be invested. Such Cash Equivalents shall be held by the Trustee, as the case may be, as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

                  The Trustee shall not be liable or responsible for any loss resulting from such investments or sales except only for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct in complying with this Section 12.06.

                                   ARTICLE 13

                                  MISCELLANEOUS

SECTION 13.01.      TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture or the Security Documents limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control except as otherwise provided pursuant to
Section 11.06 to the extent they cannot be disregarded, pursuant to TIA Section 314(d).

SECTION 13.02.      NOTICES.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

                  If to the Company or any Guarantor:

                  Metal Management, Inc.
                  500 North Dearborn Street
                  Chicago, Illinois  60610
                  Telecopier No.: (312) 645-0714
                  Attention:  Chief Financial Officer and
                  General Counsel

                  With a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Suite 3100
                  Chicago, Illinois  60603
                  Telecopier No.:  (312) 701-7711
                  Attention:  Paul W. Theiss

                  If to the Trustee:

                  Harris Trust and Savings Bank
                  311 West Monroe, 12th Floor
                  Chicago, Illinois  60606
                  Telecopier No.:   (312) 461-3525
                  Attention: Indenture Trust Administration

                  The Company, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if sent by registered or certified mail; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03.      COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF
                    NOTES.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04.      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee, at the request of the Trustee:

                  (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.      STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and the Security Documents (other than a certificate provided pursuant to TIA Section 314(a)(4) and the Officer's Certificate required by Section 4.08 hereof) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or certificates of public officials.

SECTION 13.06.      RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees, this Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.08.      GOVERNING LAW.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

SECTION 13.09.      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.      SUCCESSORS.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.      SEVERABILITY.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.      COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.      TABLE OF CONTENTS; HEADINGS; ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page.]

                                   SIGNATURES

Dated as of May 7, 1999                      METAL MANAGEMENT, INC.

                                             By: /s/ Robert C. Larry
                                                 -----------------------
                                                 Name:  Robert C. Larry
                                                 Title: Executive Vice President

                                               AEROSPACE METALS, INC.
                                               AMERICAN SCRAP PROCESSING, INC.
                                               C SHREDDING CORP.
                                               CALIFORNIA METALS RECYCLING, INC.
                                               CIM TRUCKING, INC.
                                               COMETCO CORP.
                                               COZZI BUILDING CORPORATION
                                               COZZI IRON & METAL, INC.
                                               EMCO TRADING, INC.
                                               FERREX TRADING CORPORATION
                                               FIRMA, INC.
                                               FIRMA PLASTIC CO., INC.
                                               FPX, INC.
                                               HOUSTON COMPRESSED STEEL CORP.
                                               HOUTEX METALS COMPANY, INC.
                                               THE ISAAC CORPORATION
                                               KIMERLING ACQUISITION CORP.
                                               P. JOSEPH IRON & METAL, INC.
                                               KANKAKEE SCRAP CORPORATION
                                               MAC LEOD METALS CO.
                                               METAL MANAGEMENT ARIZONA, INC.
                                               METAL MANAGEMENT GULF COAST, INC.
                                               METAL MANAGEMENT PITTSBURGH INC.
                                               METAL MANAGEMENT REALTY, INC.
                                               MICHAEL SCHIAVONE & SONS, INC.
                                               NAPORANO IRON & METAL CO.
                                               NEWELL RECYCLING WEST, INC.
                                               NIMCO SHREDDING CO.
                                               138 SCRAP, INC.
                                               PERLCO, L.L.C.
                                               PROLER SOUTHWEST INC.
                                               PROLER STEELWORKS L.L.C.
                                               R&P HOLDINGS, INC.
                                               SALT RIVER RECYCLING, L.L.C.
                                               SCRAP PROCESSING, INC.
                                               TORRINGTON SCRAP COMPANY
                                               TROJAN TRADING CO.
                                               USA SOUTHWESTERN CARRIER, INC.

                                        By: /s/ Robert C. Larry
                                            -----------------------
                                            Name:  Robert C. Larry
                                            Title: Vice President


                                        RESERVE IRON & METAL LIMITED PARTNERSHIP

                                        By:    P. JOSEPH IRON & METAL, INC.,
                                               its general partner


                                        By: /s/ Robert C. Larry
                                            -----------------------
                                            Name:  Robert C. Larry
                                            Title: Vice President


HARRIS TRUST AND SAVINGS BANK,
as Trustee


By: /s/ Daniel G. Donovan
    --------------------------------------
       Name:  Daniel G. Donovan
       Title: Assistant Vice President

                                   EXHIBIT A-1

                                 (Face of Note)

                      12 3/4% Senior Secured Notes due 2004


No.                                                                 $___________


                             METAL MANAGEMENT, INC.

promises to pay to _________________________________________________________ or
registered assigns, the principal sum of _______________ Dollars on June 15, 2004.

                Interest Payment Dates: June 15 and December 15

                       Record Dates: June 1 and December 1

                                  CUSIP Number:


                                  Dated:  _______________, 1999

                                  METAL MANAGEMENT, INC.


                                  By: ______________________
                                       Name:
                                       Title:

This is one of the Notes referred to in the within-mentioned indenture:

Dated:  May 7, 1999

HARRIS TRUST AND SAVINGS BANK
as Trustee


By: ______________________

                  [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

         [Insert legend in Section 2.06(g), if applicable]

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

----------
(1) This paragraph should be included only if the Note is issued in global form.

                                     A-1-2

                                 (Back of Note)

                             METAL MANAGEMENT, INC.

                      12 3/4% Senior Secured Notes due 2004

                  1. INTEREST. Metal Management, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12 3/4% per annum from May [ ], 1999 until June 15, 2004. The Company shall pay interest and Liquidated Damages, if any, in cash semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Notes (including principal, premium, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal, premium, interest and Liquidated Damages, if any, by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given written wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Except for trades involving only Euroclear or CEDEL participants, the Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

                  3. PAYING AGENT AND REGISTRAR. Initially, Harris Trust and Savings Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices (or an affiliate's office) of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of the Guarantors may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of May 7, 1999 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $30,000,000 in aggregate principal amount.

                                     A-1-3

                  5.       OPTIONAL REDEMPTION.

                  The Notes are not redeemable, in whole or in part, at the Company's option prior to June 15, 2000. From and after June 15, 2000, the Company may redeem all or any portion of the Notes, in aggregate minimum principal amounts of $10.0 million and integral multiples of $10.0 million, at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date.

                  6.       MANDATORY REDEMPTION.

                  Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  7.       REPURCHASE AT OPTION OF HOLDER.

                  (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, which date shall be no fewer than 30 and no more than 60 days from the date such notice is mailed (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                  (b) Unless the Company otherwise complies with the provisions of Section 4.10(b) of the Indenture and, subject to the provisions of Section
4.10 of the Indenture, as soon as practical, but in no event later than 10 Business Days after any date that the aggregate amount of Available Proceeds Amount exceeds $10.0 million, the Company shall commence an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of the Available Proceeds Amount, at an Asset Sale offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer.

                  8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in

                                     A-1-4
aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Company's and Guarantors' obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture or the Security Documents of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act to mortgage, pledge or grant a Security Interest in favor of the Trustee as additional security for the payment and performance of Obligations under this Indenture, the Notes and the Subsidiary Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Security Interest is required to be granted pursuant to the provisions of the Security Documents or otherwise, or to add or release any Guarantor or Pledgor strictly in accordance with another provision of this Indenture or a provision of the Security Documents expressly providing for such addition or release.

                  12. DEFAULTS AND REMEDIES. Each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest or Liquidated Damages, if any, on the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company to comply with the provisions described under Sections 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes to comply with any of its other covenants, agreements or warranties in the Indenture, the Notes or the Security Documents; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10.0 million or more;
(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments for the payment of money damages aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Significant Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect (except by its terms) or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Significant Subsidiary Guarantee, in each case if such default continues for a period of ten days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; (viii) other than as permitted under the Security Documents or the terms of the Indenture, any of the Security Documents ceases to be in full force and effect, or any of the other Security Documents cease to give the Trustee the Security Interests, rights, powers and privileges purported to be created thereby, or any Security Document is declared null and void, or the Company or any Significant Subsidiary Guarantor shall deny or disaffirm any of its obligations under any Security Document or any Collateral becomes subject to any Lien other than Permitted Liens; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

                  If any Event of Default (other than an Event of Default under clause (ix) of the preceding paragraph with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clause (ix) of the preceding paragraph, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall ipso facto become due and payable without further action or notice on the part of the Trus-

                                     A-1-5
tee or any Holder. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest.

                  At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages, if any, that has become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and Liquidated Damages, if any, and overdue principal at a rate equal to the rate borne by the Notes, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of an Event of Default of the type described in clauses (ix) and (x) of Section 6.01 of the Indenture, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. If any Event of Default exists solely by reason of any acceleration of Indebtedness under clause (v) of Section
6.01 of the Indenture, and such acceleration is rescinded by the holders of Indebtedness affected thereby prior to the time the Obligations under the Notes have been accelerated, such Event of Default shall cease to exist.

                  Subject to the second paragraph of Section 6.02 of the Indenture, Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. SECURITY DOCUMENTS. In order to secure the due and punctual payment of the principal of and interest on the Notes and all other amounts payable by the Company and the Guarantors under the Indenture, the Notes and the Subsidiary Guarantees when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Company and the Guarantors have granted Liens on the Collateral to the Trustee for the benefit of the Holders of the Notes pursuant to the Indenture and the Security Documents. The Notes will be secured by Liens on the Collateral that are subject only to certain permitted encumbrances.

                  14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or the Guarantors, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Subsidiary Guarantees, the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder

                                     A-1-6
by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  18.(2) ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Exchange and Registration Rights Agreement, dated as of May 7, 1999 (the "Registration Rights Agreement"), among the Company, the Guarantors and the parties named on the signature pages thereof.

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

----------
(2) Shall be removed with respect to Exchange Notes.

                                     A-1-7

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                           Metal Management, Inc.
                           500 N.  Dearborn Street
                           Chicago, Illinois  60610
                           Attention: Chief Financial Officer






                                     A-1-8

                                 ASSIGNMENT FORM

  To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)










              (Print or type assignee's name, address and zip code)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:               Your Signature:
                    (Sign exactly as your name appears on the face of this Note)

                    Signature Guarantee:



                                     A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

                   [ ] Section 4.10              [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:           Your Signature:
                    (Sign exactly as your name appears on the face of this Note)

                Tax Identification No.:

                Signature Guarantee:




                                     A-1-10

SCHEDULE OF EXCHANGES OF NOTES(3)


                  The following exchanges of a part of this Global Note for other Notes have been made:

                    Amount of decrease in   Amount of increase     Principal Amount of      Signature of
                    Principal Amount of     in Principal Amount    this Global Note         authorized officer
Date of Exchange    this Global Note        of this Global Note    following such           of Trustee or Note
                                                                   decrease (or increase)   Custodian









----------
(3)      This should be included only if the Note is issued in global form.


                                     A-1-11

                                   EXHIBIT A-2

                  (Face of Regulation S Temporary Global Note)

                      12 3/4% Senior Secured Notes due 2004


                                                                No. $___________


                             METAL MANAGEMENT, INC.

promises to pay to _________________________________________________________ or
registered assigns, the principal sum of _______________ Dollars on June 15, 2004.

                Interest Payment Dates: June 15 and December 15

                       Record Dates: June 1 and December 1

                                  CUSIP Number:


                                                   Dated:  _______________, 1999

                                                   METAL MANAGEMENT, INC.


                                                   By: _________________________
                                                       Name:
                                                       Title:

This is one of the Notes referred to in the within-mentioned indenture:

Dated:  _____________, 1999

HARRIS TRUST AND SAVINGS BANK
as Trustee


By: _________________________



                                     A-2-1

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1),
         (2), (3), OR (7)) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"),
         (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
         (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).


                                     A-2-2

         NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.


                                     A-2-3

                  (Back of Regulation S Temporary Global Note)

                             METAL MANAGEMENT, INC.

                      12 3/4% Senior Secured Note due 2004

                  Subject to the provisions hereof, Metal Management, Inc., a Delaware corporation, (the "Company"), promises to pay to ________________________ the principal sum of ________________________ UNITED
STATES DOLLARS (U.S. $________________) on June 15, 2004, and to pay interest on the principal amount of this Note beginning December 15, 1999 at the rate of 12 3/4% per annum. Upon exchange of this Regulation S Temporary Global Note for a Regulation S Permanent Global Note as set forth below, interest shall be payable in cash semi-annually in arrears on June 15 and December 15, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be December 15, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  This Regulation S Temporary Global Note is issued in respect of an issue of 12 3/4% Senior Secured Notes due 2004 (the "Notes") of the Company, limited to the aggregate principal amount of U.S. $30,000,000 issued pursuant to an Indenture (the "Indenture") dated as of May 7, 1999, among the Company, the Guarantors and Harris Trust and Savings Bank, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture governing the Notes, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company, the Guarantors and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

                  Until this Regulation S Temporary Global Note is exchanged for a Regulation S Permanent Global Note, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

                  This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Regulation S Permanent Global Notes, U.S. Global Notes or IAI Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Regulation S Permanent Global Notes, U.S. Global Notes or IAI Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

                  This Regulation S Temporary Global Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Note shall be governed by and construed in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.




                                     A-2-4

                         SCHEDULE OF EXCHANGES OF NOTES


                  The following exchanges of a part of this Regulation S Temporary Global Note for other Global Notes have been made:

                    Amount of decrease in   Amount of increase in   Principal Amount of     Signature of
                    Principal Amount of     Principal Amount of     this Global Note        authorized officer
Date of Exchange    this Global Note        this Global Note        following such          of Trustee or Note
                                                                    decrease (or increase)  Custodian




                                     A-2-5

                                   EXHIBIT B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
      FROM U.S. GLOBAL NOTE OR IAI GLOBAL NOTE TO REGULATION S GLOBAL NOTE
                (Pursuant to Section 2.06(a)(i) of the Indenture)


Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Administration

       Re: 12 3/4% Senior Secured Notes due 2004 of Metal Management, Inc.

                  Reference is hereby made to the Indenture, dated as of May 7, 1999 (the "Indenture"), among Metal Management, Inc., as issuer (the "Company"), the Guarantors and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $    principal amount of Notes which
are evidenced by one or more [U.S. Global Notes (CUSIP No.[ ])] [IAI Global
Notes (CUSIP No. [       ])] and held with the Depositary in the name of
(the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or
more Regulation S Global Notes (CUSIP No. [       ]), which amount, immediately
after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both.

                  In connection with such request and in respect of such Notes, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Notes was not made to a person in the United States;

                  (2) either:

                           (a) at the time the buy order was originated, the
                  transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                           (b) the transaction was executed in, on or through
                  the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both.


                                     B-1-1

                  Upon giving effect to this request to exchange a beneficial interest in such [U.S. Global Note] [IAI Global Note] for a beneficial interest in a Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]


                                                     By: _______________________
                                                        Name:
                                                        Title:

Dated:  ______________, ____





                                     B-1-2

                                   EXHIBIT B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
      FROM REGULATION S GLOBAL NOTE TO U.S. GLOBAL NOTE OR IAI GLOBAL NOTE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)


Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Administration

       Re: 12 3/4% Senior Secured Notes due 2004 of Metal Management, Inc.

                  Reference is hereby made to the Indenture, dated as of May 7, 1999 (the "Indenture), among Metal Management, Inc., as issuer (the "Company"), the Guarantors and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $__________ principal amount of Notes which are evidenced by one or more Regulation S Global Notes (CUSIP No.
[      ]) and held with the Depositary through Euroclear or Cedel Bank or both in the name of _________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal
amount of Notes evidenced by one or more U.S. Global Notes (CUSIP No. [      ])
or IAI Global Notes to be held with the Depositary.

                  In connection with such request and in respect of such Notes, the Transferor hereby certifies that:

                                   [CHECK ONE]

         [ ] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                  or

         [ ] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                  or

         [ ] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                  or

                                     B-2-1

         [ ] such transfer is being effected pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; and the Transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

         [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Notes for a beneficial interest in U.S. Global Notes or IAI Global Notes the resulting beneficial interest shall be subject to the restrictions on transfer applicable to U.S. Global Notes or IAI Global Notes, as applicable pursuant to the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]


                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:  ______________, ____





                                     B-2-2

                                   EXHIBIT B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                               OF DEFINITIVE NOTES
                 (Pursuant to Section 2.06(b) of the Indenture)


Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Administration

       Re: 12 3/4% Senior Secured Notes due 2004 of Metal Management, Inc.

                  Reference is hereby made to the Indenture, dated as of May 7, 1999 (the "Indenture"), among Metal Management, Inc., as issuer (the "Company"), the Guarantors and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $ principal amount of Notes which are evidenced by one or more Definitive Notes (CUSIP No. __________) and registered with the Registrar in the name of (the "Transferor"). The Transferor has requested an exchange or transfer of such Definitive Note(s) in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. ________), to be delivered to the Transferor or, in the case of a transfer of such Notes, to such Person as the Transferor instructs the Trustee.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

         [ ] the Surrendered Notes are being acquired for the Transferor's own account, without transfer;

                  or

         [ ] the Surrendered Notes are being transferred to the Company;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer," within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                  or

                                     B-3-1

         [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) of Regulation D under the Securities Act; and the transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

         [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.




                                     B-3-2

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.

                                                     [Insert Name of Transferor]


                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:  ______________, ____




                                     B-3-3

                                   EXHIBIT B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
             FROM U.S. GLOBAL NOTE, IAI GLOBAL NOTE OR REGULATION S
                    PERMANENT GLOBAL NOTE TO DEFINITIVE NOTE
                 (Pursuant to Section 2.06(c) of the Indenture)


Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Administration

       Re: 12 3/4% Senior Secured Notes due 2004 of Metal Management, Inc.

                  Reference is hereby made to the Indenture, dated as of May 7, 1999 (the "Indenture"), among Metal Management, Inc., as issuer (the "Company"), the Guarantors and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $     principal amount of Notes which
are evidenced by one or more (check one) [ ] U.S. Global Notes (CUSIP No.
[      ]), [ ] IAI Global Notes (CUSIP No. [      ]) or [ ] Regulation S
Permanent Global Notes (CUSIP No. [      ]) and held with the Depositary through
Euroclear or Cedel Bank or both in the name of __________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person (the "Transferee") who will take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Definitive Notes (CUSIP No. ________) to be registered with the Registrar in the name of _____________.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

         [ ] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                  or

         [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;


                                     B-4-1
                  or

         [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) of Regulation D under the Securities Act; and the Transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

         [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.




                                     B-4-2

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]


                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:  ______________, ____





                                     B-4-3

                                   EXHIBIT B-5

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
            FROM DEFINITIVE NOTE TO U.S. GLOBAL NOTE, IAI GLOBAL NOTE
                      OR REGULATION S PERMANENT GLOBAL NOTE
                 (Pursuant to Section 2.06(e) of the Indenture)


Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Administration

       Re: 12 3/4% Senior Secured Notes due 2004 of Metal Management, Inc.

                  Reference is hereby made to the Indenture, dated as of May 7, 1999 (the "Indenture"), among Metal Management, Inc., as issuer (the "Company"), the Guarantors and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  This letter relates to $      principal amount of Notes which
are evidenced by one or more Definitive Notes (CUSIP No.       and registered
with the Registrar in the name of (the "Transferor"). The Transferor has requested a transfer of such Definitive Notes to a Person who will take delivery thereof in the form of an equal beneficial interest in Global Notes evidenced by
one or more (check one) [ ] U.S. Global Notes (CUSIP No. [      ]) or [ ] IAI
Global Notes (CUSIP No. [      ]) or [ ] Regulation S Permanent Global Notes
(CUSIP No. [      ]), which amount, immediately after such transfer, is to be held with the Depositary through Euroclear or Cedel Bank or both.

                  In connection with such request and in respect of the Notes surrendered to the Trustee herewith for exchange (the "Surrendered Notes"), the Holder of such Surrendered Notes hereby certifies that:

                                   [CHECK ONE]

         [ ] the Surrendered Notes are being transferred to the beneficial owner of such Notes;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                  or

         [ ] the Surrendered Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act;



                                     B-5-1
                  or

         [ ] the Surrendered Notes are being transferred pursuant to an effective registration statement under the Securities Act;

                  or

         [ ] the Surrendered Notes are being transferred pursuant to and in accordance with the requirements of the Securities Act, and the Transferor hereby certifies that the Surrendered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Notes for its account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or
         (7) of Regulation D under the Securities Act; and the transferee agrees to provide a signed letter containing certain representations and agreements regarding the transfer in a form available from the Trustee;

                  or

         [ ] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Notes are being transferred in compliance with the transfer restrictions applicable to the Global Notes and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the Transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

                  or

         [ ] such transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act, and accordingly the Transferor hereby further certifies that:

                  (1) The offer of the Notes was not made to a person in the United States;

                  (2) either:

                           (a) at the time the buy order was originated, the
                  transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

                            (b) the transaction was executed in, on or through
                   the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                                     B-5-2

                  (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Cedel Bank or both.

and the Surrendered Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                  Upon giving effect to this request to exchange a Definitive Note for a beneficial interest in such Rule 144A Global Note or Regulation S Global Note, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Global Notes pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Notes, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Note.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                                                     [Insert Name of Transferor]


                                                     By: _______________________
                                                         Name:
                                                         Title:

Dated:                ,





                                     B-5-3

                                    EXHIBIT C

                              SUBSIDIARY GUARANTEE

                  Each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the Obligations of the Company to the Holders or the Trustee under the Notes or under the Indenture, that: (a) the principal of, and premium and Liquidated Damages, if any, and interest on the Notes shall be promptly paid when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of and interest and Liquidated Damages, if any, on any Note, if lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Notes shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise (subject to the last paragraph of this Subsidiary Guarantee). Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

                  The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture, and reference is hereby made to the Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 10 of the Indenture are incorporated herein by reference.

                  No director, officer, employee, incorporator or stockholder, as such, past, present or future, of each of the Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of its status as such director, officer, employee, incorporator or stockholder.

                  This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Notes and, in the event of any transfer or assignment of rights by any Holder of Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

                  In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

                  This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                  For purposes hereof, each Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Subsidiary Guarantee was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

                  Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                           AEROSPACE METALS, INC.
                           AMERICAN SCRAP PROCESSING, INC.
                           C SHREDDING CORP.
                           CALIFORNIA METALS RECYCLING, INC
                           CIM TRUCKING, INC.
                           COMETCO CORP.
                           COZZI BUILDING CORPORATION
                           COZZI IRON & METAL, INC.
                           EMCO TRADING, INC.
                           FERREX TRADING CORPORATION
                           FIRMA, INC.
                           FIRMA PLASTIC CO., INC.
                           FPX, INC.
                           HOUSTON COMPRESSED STEEL CORP.
                           HOUTEX METALS COMPANY, INC.
                           THE ISAAC CORPORATION
                           KIMBERLING ACQUISITION CORPORATION
                           P. JOSEPH IRON & METAL, INC.
                           KANKAKEE SCRAP CORPORATION
                           MAC LEOD METALS CO.
                           METAL MANAGEMENT ARIZONA, INC.
                           METAL MANAGEMENT GULF COAST, INC.
                           METAL MANAGEMENT PITTSBURGH INC.
                           METAL MANAGEMENT REALTY, INC.
                           MICHAEL SCHIAVONE & SONS, INC.
                           NAPORANO IRON & METAL CO.
                           NEWELL RECYCLING WEST, INC.
                           NIMCO SHREDDING CO.
                           138 SCRAP INC.
                           PERLCO, L.L.C.
                           PROLER SOUTHWEST INC.
                           PROLER STEELWORKS L.L.C.
                           SALT RIVER RECYCLING L.L.C.
                           SCRAP PROCESSING, INC.
                           TORRINGTON SCRAP COMPANY
                           TROJAN TRADING CO.
                           USA SOUTHWESTERN CARRIER, INC.


                           By:
                                     Name:
                                     Title:

                                     RESERVE IRON & METAL LIMITED PARTNERSHIP

                                     By:    P. JOSEPH IRON & METAL, INC.,
                                            its general partner

                                     By:
                                            Name:
                                            Title:

                                    EXHIBIT D

      FORM OF LETTER TO BE DELIVERED BY INSTITUTIONAL ACCREDITED INVESTORS




Harris Trust and Savings Bank
311 West Monroe, 12th Floor
Chicago, Illinois  60606
Attention:  Corporate Trust Administration

       Re: 12 3/4% Senior Secured Notes due 2004 of Metal Management, Inc.

                  Reference is hereby made to the Indenture, dated as of May 7, 1999 (the "Indenture"), among Metal Management, Inc., as issuer (the "Company"), the Guarantors and Harris Trust and Savings Bank, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  We understand that the 12 3/4% Senior Secured Notes due 2004 (the "Notes") of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if we decide to offer, resell or otherwise transfer such Notes, such Notes may be offered, resold or otherwise transferred only (a) to a person whom we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (b) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (d) to the Company, (e) pursuant to an effective registration statement under the Securities Act or (f) to an institutional "accredited investor" in a transaction exempt from the registration requirements of the Securities Act, and, in each case, in accordance with all applicable securities laws of the states of the United States. We further agree to provide any person purchasing any of the Notes from us a notice advising such purchaser that resales of such securities are restricted as stated herein.

                  We confirm that:

                 (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) and (3) under the Securities Act (an "Institutional Accredited Investor");

                (ii) (A) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

               (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes;

                (iv) we are not acquiring Notes with a view to resale or distribution thereof or with any present intention of offering or selling Notes, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                 (v) we have received a copy of the Offering Memorandum dated May 5, 1999, relating to the offering of the Notes and acknowledge that we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and BT Alex. Brown Incorporated (the "Initial Purchaser"), the Initial Purchaser of such Notes being transferred. Each of the foregoing is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings with respect to the materials covered hereby.

                                                 _______________________________
                                                   [Insert Name of Transferee]


                                             By: _______________________________
                                                  Name:
                                                  Title:

Dated: _______________, _____

cc:      Metal Management, Inc.
         BT Alex. Brown Incorporated

                                                                    Exhibit E to
                                                                    Indenture

                             METAL MANAGEMENT, INC.,

                                    as Issuer

                                       and

                            THE PLEDGORS PARTY HERETO

                               SECURITY AGREEMENT

                             Dated as of May 7, 1999

                         HARRIS TRUST AND SAVINGS BANK,

                                   as Trustee

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
  RECITALS ..................................................................................................         1
  AGREEMENT .................................................................................................         1
  Section 1. Definitions; Interpretation; Resolution of Drafting Ambiguities ................................         1
  Section 2. Grant of Security Interests ....................................................................         9
  Section 3. Secured Obligations ............................................................................        10
  Section 4. No Release .....................................................................................        10
  Section 5. Perfection; Supplements; Further Assurances; Use of Pledged Collateral .........................        10
  Section 6. Representations, Warranties and Covenants ......................................................        12
  Section 7. Special Provisions Concerning General Collateral ...............................................        17
  Section 8. Special Provisions Concerning Securities Collateral ............................................        19
  Section 9. Special Provisions Concerning Intellectual Property Collateral .................................        21
  Section 10. Transfers and Other Liens .....................................................................        23
  Section 11. Reasonable Care ...............................................................................        23
  Section 12. Remedies upon Default .........................................................................        23
  Section 13. Application of Proceeds .......................................................................        26
  Section 14. Expenses ......................................................................................        26
  Section 15. No Waiver; Cumulative Remedies ................................................................        26
  Section 16. Actions by Trustee ............................................................................        26
  Section 17. Trustee May Perform; Trustee Appointed Attorney-in-Fact .......................................        27
  Section 18. Indemnity .....................................................................................        27
  Section 19. Modification in Writing .......................................................................        28
  Section 20. Termination; Release ..........................................................................        28
  Section 21. Notices ......................................................................................        28
  Section 22. Continuing Security Interest; Assignment ......................................................        28
  Section 23. Joinder of Affiliates .........................................................................        29
  Section 24. GOVERNING LAW; TERMS ..........................................................................        29

  Section 25. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL...........................        29
  Section 26. Severability of Provisions ....................................................................        29
  Section 27. Execution in Counterparts .....................................................................        30
  Section 28. Obligations Absolute ..........................................................................        30
  Section 29. Trustee's Right to Sever Indebtedness .........................................................        30
  Section 30. Future Advances................................................................................        31

                               SECURITY AGREEMENT

         SECURITY AGREEMENT (the "Agreement"), dated as of May 7, 1999, made by METAL MANAGEMENT, INC., a Delaware corporation (the "Issuer"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors"), in favor of HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, in its capacity as trustee and collateral agent, as pledgee, assignee and secured party (in such capacity and together with any successors in such capacity, the "Trustee") pursuant to the Indenture (as hereinafter defined).

                                    RECITALS:

                  A. The Issuer, the Guarantors and the Trustee have, in connection with the execution and delivery of this Agreement, entered into a certain indenture, dated as of May 7, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuer has issued its 12 3/4% senior secured notes due 2004 (the "Senior Secured Notes") in the aggregate principal amount of $30,000,000. It is contemplated that Pledgor may, after the date hereof, issue exchange notes pursuant to the Indenture (the "Exchange Notes"; together with the Senior Secured Notes, the "Notes").

                  B. Each Pledgor is or will be the legal and/or beneficial owner of the Pledged Collateral (as hereinafter defined) to be pledged by it hereunder.

                  C. This Agreement is given by each Pledgor in favor of the Trustee for its benefit and the benefit of the holders of the Notes (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Trustee hereby agree as follows:

                  Section 1. Definitions, Interpretation, Resolution of Drafting Ambiguities.

                  (a) Definitions. Unless otherwise defined herein, terms defined in the Indenture are used herein as therein defined, and the following terms shall have the following meanings;

                  "Account" means, with respect to each Pledgor, any "account", as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by such Pledgor and shall include, without limitation, all present and future rights of such Pledgor to payment for goods sold or leased or for services rendered which are not evidenced by Instruments or Chattel Paper, and whether or not they have been earned by performance.

                  "Account Debtor " means the Person who is obligated on or under an Account of any Pledgor.

                                       -2

                  "Charges" means all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials, supplies and warehousing and other claims in respect of the Patent Licenses, Patents, Trademark Licenses and Trademarks arising by operation of law) against, the Pledged Collateral.

                  "Chattel Paper" means, with respect to each Pledgor, any "chattel paper", as such term is defined in Section 9-105(l)(b) of the UCC, now owned or hereafter acquired by such Pledgor.

                  "Contracts" means, with respect to each Pledgor, all contracts, undertakings or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Pledgor may now or hereafter have any right, title or interest.

                  "Destruction" shall have the meaning assigned to such term in
         Section 6(m).

                  "Distributions" means, collectively, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to each Pledgor in respect of or in exchange for any or all of the Securities Collateral.

                  "Documents" means, with respect to each Pledgor, any "documents", as such term is defined in Section 9-105(l)(f) of the UCC, now owned or hereafter acquired by such Pledgor.

                  "Equipment" means, with respect to each Pledgor, any "equipment", as such term is defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by such Pledgor and, in any event, shall include, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers, other electronic data-processing equipment and office equipment now owned or hereafter acquired by such Pledgor and any and all additions to, substitutions for and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                  "General Collateral" means, collectively, all Pledged Collateral other than Securities Collateral and Intellectual Property Collateral.

                  "General Intangibles" means, with respect to each Pledgor, any "general intangibles", as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by such Pledgor and, in any event, shall include, without limitation, all right, title and interest which such Pledgor may now or hereafter have in, under or to any Contracts, leasehold interests in real and personal property, interests in partnerships and joint ventures, tax refunds, deposit accounts (general or special) with and credits and other claims against any financial institution, all customer lists, trademarks, patents, rights in intellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records now owned or hereafter acquired by such Pledgor, goodwill and rights of indemnification.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantors" shall have the meaning assigned to such term in the introductory paragraph.

                  "Indenture" shall have the meaning assigned to such term in Recital A.

                  "Initial Pledged Interests" means, collectively, the Membership Interests and the Partnership Interests set forth on
         Schedule I-B.

                  "Initial Pledged Stock" means the Pledged Stock set forth on
         Schedule I-A.

                  "Instrument" means, with respect to each Pledgor, any "instrument", as such term is defined in Section 9-105(l)(i) of the UCC, now owned or hereafter acquired by such Pledgor.

                  "Intellectual Property Collateral" means, collectively, all Patents, Patent Licenses, Trademarks and Trademark Licenses.

                  "Inventory" means, with respect to each Pledgor, any "inventory", as such term is defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by such Pledgor and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by such Pledgor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Pledgor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                  "Investment Property" means, with respect to each Pledgor, all investment property and any other securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts now owned or hereafter acquired by such Pledgor, including all substitutions and additions thereto, all dividends, distributions and sums distributable or payable from, upon, or in respect thereof, and all rights and privileges incident thereto.

                  "Issuer" shall have the meaning assigned to such term in the introductory paragraph.

                  "Issuing Entities" means each entity with respect to which any Pledgor is a record or legal and beneficial owner of such entity's capital stock, units, membership interests, or general or limited partnership interests, as the case may be.

                  "License" means any license as to which the Trustee has been granted a security interest hereunder.

                  "LLC Rights" means all warrants, options and other rights to acquire, and rights in and to, membership interests in each Issuing Entity now or at any time or times hereafter owned by such Pledgor.

                  "Material Adverse Effect" shall have the meaning assigned to such term in Section 6(i).

                  "Membership Collateral" means, with respect to each Pledgor:

                  (a) Membership Interests;

                  (b) all of such Pledgor's interests in the profits and losses of the respective Issuing Entity and all of such Pledgor's rights as a member therein to receive distributions of such Issuing Entity's assets;

                  (c) all of such Pledgor's rights, if any, to participate in the management of the respective Issuing Entity;

                  (d) all rights, privileges, authority and powers of Pledgor as owner or holder of such Pledgor's membership interests in the respective Issuing Entity, including, without limitation, all general intangibles related thereto;

                  (e) LLC Rights;

                  (f) all instruments and certificates representing or evidencing such Pledgor's membership interests in the respective Issuing Entity;

                  (g) all other property now or at any time or times hereafter received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Membership Interests and/or the LLC Rights, and all of such Pledgor's rights thereto, including, without limitation, all cash and other payments and distributions of any kind whatsoever; and

                  (h) all proceeds of all of the foregoing and all books and records of such Pledgor pertaining to any of the foregoing.

                  "Membership Interests" means any and all units or membership interests, as the case may be, in each Issuing Entity which is a limited liability company now or at any time or times hereafter owned by such Pledgor, including, without limitation, all of such membership interests described on Schedule I-B hereto.

                  "Net Awards" shall mean any proceeds, award or payment in respect of any Taking, net of (i) the amount of any expenses incurred in collecting, litigating, arbitrating, compromising or settling any claim arising out of such Taking and (ii) amounts required to be and actually applied to the repayment of Indebtedness outstanding under the Senior Bank Debt (and any other Indebtedness secured by a Prior Lien permitted by this Agreement) in connection with such Net Award.

                  "Net Insurance Proceeds" shall mean any proceeds of insurance payable in respect of any Destruction, net of (i) the amount of any expenses incurred in collecting, litigating, arbitrating, compromising or settling any claim arising out of such Destruction and (ii) amounts required to be and actually applied to the repayment of Indebtedness outstanding under the Senior Bank Debt (and any other Indebtedness secured by a Prior Lien permitted by this Agreement) in connection with such Destruction.

                  "Notes" shall have the meaning assigned to such term in Recital A.

                  "Obligations" shall have the meaning assigned to such term in the Indenture.

                  "Operative Agreement" means any membership or partnership agreement of any limited liability company or partnership.

                  "Partnership Collateral" means, with respect to each Pledgor:

                  (a) Partnership Interests;

                  (b) all of such Pledgor's interests in the profits and losses of the respective Issuing Entity and all of such Pledgor's rights as a partner therein to receive distributions of such Issuing Entity's assets;

                  (c) all of such Pledgor's rights, if any, to participate in the management of the respective Issuing Entity;

                  (d) all rights, privileges, authority and powers of such Pledgor as owner or holder of such Pledgor's partnership interests in the respective Issuing Entity, including, without limitation, all general intangibles related thereto;

                  (e) Partnership Rights;

                  (f) all instruments and certificates representing or evidencing such Pledgor's partnership interests in the respective Issuing Entity;

                  (g) all other property now or at any time or times hereafter received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Partnership Interests and/or the Partnership Rights, and all of such Pledgor's rights thereto, including, without limitation, all cash and other payments and distributions of any kind whatsoever; and

                  (h) all proceeds of all of the foregoing and all books and records of such Pledgor pertaining to any of the foregoing.

                  "Partnership Interests" means any and all units of general or limited partnership interests, as the case may be, in each Issuing Entity which is a partnership now or at any time or times hereafter owned by such Pledgor, including, without limitation, all of such partnership interests described on Schedule I-B hereto.

                  "Partnership Rights" means all warrants, options and other rights to acquire, and rights in and to, partnership interests in each Issuing Entity now or at any time or times hereafter owned by such Pledgor.

                  "Patent Licenses" means, with respect to each Pledgor, all rights under or interests in any patent license agreements with any other party, whether such Pledgor is a licensee or licensor under any such license agreement, including, without limitation, those patent license agreements listed on Schedule IV hereto, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by such Pledgor and now or hereafter covered by such licenses.

                  "Patents" means, with respect to each Pledgor, all patents, registered patents, patent applications, including, without limitation, the patents, registered patents and patent applications listed on
         Schedule II hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of such Pledgor's rights corresponding thereto throughout the world.

                  "Permitted Liens" shall have the meaning assigned to such term in Section 6(b).

                  "Person" shall have the meaning assigned to such term in the Indenture.

                  "Pledged Collateral" has the meaning set forth in Section 2.

                  "Pledged Securities" means, collectively, the Membership Interests, the Partnership Interests and the Pledged Stock.

                  "Pledged Stock" means, with respect to each Pledgor, all shares of capital stock of each Issuing Entity which is an issuer of capital stock now or at any time or times hereafter owned by such Pledgor, including, without limitation, all of such shares of capital stock described on Schedule I-A hereto.

                  "Pledgors" shall have the meaning assigned to such term in the introductory paragraph.

                  "Prior Liens" means, (i) Senior Permitted Liens to the extent and in the manner such Liens are in effect on the date hereof, (ii) Senior Permitted Liens incurred or created subsequent to the date hereof solely to the extent and for so long as permitted with respect to the item or type of Pledged Collateral to be senior and superior to the Lien granted to the Senior Bank Agent pursuant to the provisions of the Senior Credit Facility and the security documents securing the Senior Bank Debt and (iii) any Lien granted to the Senior Bank Agent on the Pledged Collateral.

                  "Proceeds" means "proceeds", as such term is defined in
         Section 9-306(l) of the UCC, and, in any event, shall include with respect to each Pledgor, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the Pledged Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority, and (iii) any and all other amounts from time to time paid or payable to such Pledgor under or in connection with any of the Pledged Collateral.

                  "Secured Obligations" means, collectively, (i) all obligations of the Issuer now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, the obligations of the Issuer to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture and the Notes, (ii) all obligations of the Guarantors now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, the obligations of each Guarantor to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture and the Notes and (iii) without duplication of the amounts described in clauses (i) and (ii), all obligations of the Pledgors now existing or hereafter arising under or in respect of this Agreement or any other Security Document, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement or in any other Security Document, in each case whether in the regular course of business or otherwise.

                  "Secured Parties" shall have the meaning assigned to such term in Recital C.

                  "Securities Collateral" means, collectively, the Stock Collateral, the Membership Collateral and the Partnership Collateral.

                  "Senior Bank Agent" means BT Commercial Corporation, in its capacity as agent for the lenders and lending institutions under the Senior Credit Facility and its successors in such capacity appointed pursuant to the provisions of the Senior Credit Facility.

                  "Senior Bank Debt" shall have the meaning assigned to such term in the Indenture.

                  "Senior Credit Facility" shall have the meaning assigned to such term in the Indenture.

                  "Senior Permitted Liens" means Permitted Liens (as defined in, and solely to the extent and for so long as permitted with respect to the applicable item or type of Pledged Collateral by, the Senior Credit Facility and the security documents (in each case, as in effect from time to time in accordance with the provisions thereof and, at such time as the Senior Credit Facility shall no longer be in effect and the Obligations thereunder shall have been paid in full (whether pursuant to its terms or otherwise), as the same shall have been in effect on the date immediately preceding the date on which the Senior Credit Facility shall have been so terminated) securing the Senior Bank Debt).

                  "Stock Collateral" means, with respect to each Pledgor:

                  (a) Pledged Stock;

                  (b) Stock Rights;

                  (c) all other property now or at any time or times hereafter received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Stock and/or the Stock Rights, and all of such Pledgor's rights thereto, including, without limitation, all dividends, cash and other payments and distributions of any kind whatsoever; and

                  (d) all proceeds of all of the foregoing.

                  "Stock Rights" means all warrants, options and other rights to acquire, and rights in and to, the capital stock of each Issuing Entity which issues capital stock now or at any time or times hereafter owned by any Pledgor.

                  "Taking" shall have the meaning assigned to such term in
         Section 6(n).

                  "Trademark Licenses" means, with respect to each Pledgor, all rights under or interests in any trademark license agreements or service mark license agreements with any other party, whether such Pledgor is a licensee or licensor under any such license agreement, including, without limitation, those trademark license agreements and service mark license agreements listed on Schedule IV hereto, together with any goodwill connected with and symbolized by any such trademark license agreements or service mark license agreements, and the right to prepare for sale and sell any and all Inventory now or hereafter owned by such Pledgor and now or hereafter covered by such licenses.

                  "Trademarks" means, with respect to each Pledgor, trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trademarks, registered trademarks, trademark applications, service marks, registered service marks and service mark applications listed on Schedule III hereto, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of such Pledgor's business symbolized by the foregoing and connected therewith, and (v) all of such Pledgor's rights corresponding thereto throughout the world.

                  "Trustee" shall have the meaning assigned to such term in the introductory paragraph.

                  "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Trustee's lien on or the Trustee's security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  (b) Interpretation. In this Agreement, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent", "approve" and "agree", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation", (vii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Agreement, (ix) the Schedules and Exhibits to the Security Agreement are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of this Agreement, (xi) all obligations of each Pledgor hereunder shall be satisfied by such Pledgor at such Pledgor's sole cost and expense and (xii) references to each of this Agreement and the Indenture include all amendments, modifications, extensions, renewals and replacements of either thereof.

                  (c) Resolution of Drafting Ambiguities. Each Pledgor acknowledges that it was represented by counsel in connection with this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Trustee) shall not be employed in the interpretation of this Agreement.

                  Section 2. Grant of Security Interests. To secure the prompt and complete payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) of all the Secured Obligations, each of the Pledgors hereby pledges, assigns, transfers and grants to the Trustee for its benefit and the benefit of the other Secured Parties, a continuing security interest in and to and pledge of (and, if available, a right of setoff against) all of the following property and interests in property of such Pledgor, whether now owned or existing or hereafter acquired or arising and wheresoever located (all of such property and interests in property of the Pledgors being hereinafter, collectively, referred to as the "Pledged Collateral"):

                  (a) Accounts;

                  (b) Chattel Paper;

                  (c) Contracts;

                  (d) Documents;

                  (e) Equipment;

                  (f) General Intangibles;

                  (g) Instruments;

                  (h) Inventory;

                  (i) Investment Property;

                  (j) Membership Collateral;

                  (k) Partnership Collateral;

                  (1) Stock Collateral;

                  (m) Patents;

                  (n) Patent Licenses;

                  (o) Trademarks;

                  (p) Trademark Licenses;

                  (q) all monies and any and all other property and interests in property of such Pledgor now or hereafter coming into the actual possession, custody or control of the Trustee or any agent or affiliate of the Trustee (including, without limitation, the Senior Bank Agent to the extent appointed as its agent pursuant to the provisions of the Intercreditor Agreement) in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of such Pledgor in respect of any and all (i) drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same, (ii) interest rate and currency exchange agreements, including, without limitation, cap, collar, floor, forward and similar agreements and interest rate protection agreements, (iii) cash and cash equivalents, and (iv) all other personal property and interests in personal property of such Pledgor not specifically included in clauses (a) through (p) above; and

                  (r) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions and additions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing.

                  Notwithstanding the foregoing, the Collateral shall not include (i) any Contract or General Intangible if (and solely to the extent and for so long as) such Contract or General Intangible expressly prohibits the Pledgor thereof from granting any Lien thereon, (ii) any fixtures on leased real property of any Pledgor if (and solely to the extent and for so long as) the applicable lease expressly prohibits such Pledgor from granting any assignment of rights or any Lien thereon, (iii) any Equipment subject to Permitted Liens (as defined in and otherwise permitted in the Senior Credit Facility and the other credit documents executed in connection therewith) if (and solely to the extent and for so long as) the terms of the secured obligations secured by such Liens expressly prohibit such Pledgor from granting any Lien thereon or (iv) any Equipment subject to a capitalized lease if (and solely to the extent and for so long as) such lease expressly prohibits such Pledgor from granting any Lien thereon.

                  Section 3. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all the Secured Obligations.

                  Section 4. No Release. Nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under any of the Pledged Collateral or from any liability to any Person under any of the Pledged Collateral or shall impose any obligation on the Trustee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Trustee or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor referred to in this Section 4 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement.

                  Section 5. Perfection; Supplements; Further Assurances; Use of Pledged Collateral.

                  (a) Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Trustee or the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement, shall immediately upon receipt thereof by any Pledgor be delivered to and held by or on behalf of the Trustee pursuant hereto or the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. Subject to the

Intercreditor Agreement, the Trustee shall have the right, at any time upon the occurrence and during the continuance of any Event of Default and without notice to any Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the Lien and security interest granted hereunder. In addition, the Trustee shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

                  (b) Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Trustee an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Trustee the right to transfer such Pledged Securities under the terms hereof and provide to the Trustee an opinion of counsel, in form and substance satisfactory to the Trustee, confirming such pledge.

                  (c) Financing Statements and Other Filings. As of the date hereof, the only filings, registrations and recordings necessary to create and perfect the security interest granted by each Pledgor to the Trustee pursuant to this Agreement have been filed, registered and recorded contemporaneously with the execution of the Indenture and the Security Documents to the same extent that such filings, registrations and recordings have been filed, registered and recorded with respect to the Prior Lien granted to the Senior Bank Agent on the Pledged Collateral other than (i) such filings to be made in the State of Alabama; provided, however, that such filings shall be made within fifteen (15) days after the date hereof and (ii) such filings with respect to any and all consigned Inventory of each Pledgor; provided, however, that with respect to such consigned inventory, each Pledgor shall, within ninety (90) days after the date hereof cause to be filed such financing statements as shall be necessary to create and perfect the security interest granted by such Pledgor to the Trustee pursuant to this Agreement in such consigned Inventory to the extent the Senior Bank Agent has been granted a perfected Prior Lien thereon. Each Pledgor agrees that at any time and from time to time, it will execute and, at the sole cost and expense of the Pledgors, file and refile, or permit the Trustee to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement) in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as required or permitted by law in order to perfect, continue and maintain a valid, enforceable Lien on and security interest in the Pledged Collateral as provided herein and to protect and preserve the other rights and interests granted to the Trustee hereunder, as against third parties, with respect to any Pledged Collateral. Without limiting each Pledgor's obligation to make such filings and without creating any duty or obligation on the Trustee, each Pledgor authorizes the Trustee to file, at the sole cost and expense of such Pledgor, any such financing or continuation statements or other documents without the signature of such Pledgor to the fullest extent permitted by applicable law.

                  (d) Motor Vehicles. Each Pledgor shall (i) at such time as any Pledgor shall be required so to do by the Senior Bank Agent and (ii) subject to the provisions of the Intercreditor Agreement, at any time after the occurrence and during the continuance of an Event of Default, upon the request of the Trustee, deliver to the Senior Bank Agent or, in the event that the Obligations under the Senior Credit Facility shall no longer be outstanding and all commitments to extend financing under the Senior Credit Facility shall have terminated, the Trustee originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership owned by it) with the Senior Bank Agent or the Trustee, as the case may be, listed therein as lienholder.

                  (e) Supplements; Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver to the Trustee such additional assignments, agreements, supplements, powers and instruments, as shall be required or permitted by law, in order to perfect, preserve and protect the Lien on and security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Trustee hereunder, to carry into effect the purposes of this Agreement or better to assure and confirm unto the Trustee or permit the Trustee to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Trustee from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. The Trustee may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Trustee may be advised by counsel shall be necessary or reasonably appropriate to prevent any impairment of the Lien on and security interest in or perfection of the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

                  (f) Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Trustee shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral, except as may be prohibited by the terms of this Agreement or the Indenture. The Pledgors and the Trustee acknowledge that this Agreement is intended to grant to the Trustee for the benefit of the Secured Parties a Lien on and security interest in the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

                  Section 6. Representations, Warranties and Covenants.

                  Each Pledgor represents, warrants and covenants as follows:

                  (a) Perfection Actions; Prior Liens. Upon the completion of the deliveries, filings and other actions contemplated in Sections 5(a) through 5(c) hereof, the Lien and security interest granted to the Trustee for its benefit and the benefit of other Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a perfected Lien and security interest therein, superior and prior to the rights of all other Persons therein other than with respect to Prior Liens.

                  (b) No Liens. Such Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, such Pledgor will be, the sole direct and beneficial owner of all Pledged Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) other Senior Permitted Liens and (iii) the Lien and security interest created by this Agreement (the Liens described in clauses (i), (ii) and (iii) of this Section 6(b), collectively, "Permitted Liens"). Each Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to the Trustee or any other Secured Party.

                  (c) Other Financing Statements. There is no (nor will be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than those relating to

         Permitted Liens, and so long as any of the Secured Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the Liens granted by such Pledgor with respect to Permitted Liens.

                  (d) Chief Executive Office; Change of Name. The chief executive office of such Pledgor is located at the address indicated next to its name on Annex A hereto. Such Pledgor shall not move its chief executive office, except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 6(d). Such Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given the Trustee not less than fifteen (15) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Trustee may request and (ii) with respect to such new location or name, such Pledgor shall have taken all action required or permitted by law to maintain the perfection and priority of the Lien and security interest of the Trustee for its benefit and for the benefit of the other Secured Parties on and in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location to the extent required pursuant to the Senior Credit Facility.

                  (e) Location of Equipment. All Equipment held on the date hereof by such Pledgor is located at the addresses indicated next to its name on Annex A hereto. All Equipment now held or subsequently acquired shall be kept at one or more of the locations listed in Annex A hereto, or such new location as such Pledgor may establish if (i) it shall have given to the Trustee at least fifteen (15) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Trustee may request, and (ii) with respect to such new location, such Pledgor shall have taken all action required or permitted by law to maintain the perfection and priority of the Lien and security interest of the Trustee for its benefit and for the benefit of the other Secured Parties on and in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location to the extent required by the Senior Credit Facility.

                  (f) Due Authorization and Issuance. All of the Pledged Stock has been, and to the extent hereafter issued will be upon such issuance, duly authorized, validly issued and fully paid and nonassessable. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any Issuing Entity of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any Issuing Entity of the Initial Pledged Interests.

                  (g) No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

                  (h) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Other than the Senior Credit Facility and the documents securing the Senior Bank Debt, there are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any Issuing Entity.

                  (i) No Claims. Such Pledgor owns or has rights to use all the Pledged Collateral pledged by it hereunder and all rights with respect to any of the foregoing used in, necessary for or material to such Pledgor's business as currently conducted and as contemplated to be conducted pursuant to the Indenture and the Security Documents. The use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person, except to the extent that such infringement would not, individually or in the aggregate, have a material adverse effect (each, a "Material Adverse Effect") on the business, condition (financial or otherwise), properties, assets, results of operation or prospects of the Pledgors taken as a whole. To the knowledge of the Pledgors, no claim has been made and remains outstanding that such Pledgor's use of any Pledged Collateral does or may violate the rights of any third Person, which violation would, individually or in the aggregate, have a Material Adverse Effect.

                  (j) Authorization, Enforceability. Such Pledgor has the requisite organizational power, authority and legal right to pledge and grant a Lien on and security interest in all the Pledged Collateral pledged by it pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  (k) No Conflicts, Consents, etc. Neither the execution and delivery of this Agreement by each Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any charter or by-laws or other organizational document of such Pledgor or any Issuing Entity, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, which violation or conflict would have a material adverse effect on the value of the Pledged Collateral or an adverse effect on the Lien on and security interests granted hereunder, (iii) conflicts with any law, order, rule or regulation applicable to any such Pledgor of any Governmental Authority having jurisdiction over such Pledgor or its property, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the property now owned or hereafter acquired by such Pledgor. Except for such consents as have been obtained, no consent of any party (including, without limitation, equityholders or creditors of such Pledgor or any Account Debtor) and no consent, authorization, ap-proval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor (except for the filing of financing statements necessary to perfect Liens), (y) except as may be provided in the Intercreditor Agreement, the exercise by the Trustee of the rights provided for in this Agreement or (z) except as may be provided in the Intercreditor Agreement, the exercise by the Trustee of the remedies in respect of the Pledged Collateral pursuant to this Agreement (provided that any exercise of remedies is subject to applicable bankruptcy and insolvency laws and general principles of equity). In the event that the Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Trustee, such Pledgor agrees to use its best efforts to assist and aid the Trustee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

                  (l) Pledged Collateral. All information set forth herein, including the schedules and annexes attached hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules I, II, III and IV attached hereto constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

                  (m) Insurance. Except to the extent required by the Senior Credit Facility, no Pledgor shall take any action that materially impairs the rights of the Trustee or any Secured Party in the Pledged Collateral. Each Pledgor shall at all times keep the Equipment insured, at such Pledgor's own expense, against fire, theft and all other risks to which the Pledged Collateral may be subject, with policy limits and deductibles in such amounts and to the extent as, from time to time, would be maintained by a prudent operator of businesses similar to the business of such Pledgor, including, without limitation, with respect to such Pledgor's Equipment and the property at which such Equipment is located, as applicable, the following insurance coverages:

                  (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief (but not water damage resulting from sewer backup);

                  (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the property or Pledged Collateral of such Pledgor and any adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability, to the extent insurable, imposed upon the Trustee and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the property or Pledged Collateral of such Pledgor;

                  (iii) Worker's compensation insurance as required by the laws of the State where the property or Pledged Collateral of such Pledgor is located to protect such Pledgor and the Trustee against claims for injuries sustained in the course of employment at any property of such Pledgor;

                  (iv) Explosion insurance in respect of any boilers and similar apparatus located on the property or comprising any Equipment of such Pledgor;

                  (v) Business interruption insurance;

                  (vi) If any property of such Pledgor is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance; and

                  (vii) Such other insurance, against such risks and with policy limits and deductibles in such amounts as the Trustee may from time to time require.

                  Each policy or certificate with respect to such insurance shall be endorsed to the Trustee's satisfaction for the benefit of the Trustee (including, without limitation, by naming the Trustee as an additional named insured and loss payee as its interest may appear) and such policy or certificate shall be delivered to the Trustee. Each such policy shall state that it cannot be cancelled without 30 days' prior written notice to the Trustee. Prior to the expiration of any such policy of insurance, each Pledgor shall deliver to the Trustee an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If any Pledgor shall fail to insure such Pledged Collateral to the Trustee's satisfaction or if such Pledgor shall fail to so endorse and deposit, or to extend or renew, all such insurance policies or certificates with respect thereto, the Trustee shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance, and such Pledgor agrees to reimburse the Trustee for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Indenture. Settlement of any claim under any of the insurance policies referred to in this Section 6(m) (other than the insurance contemplated in clause (iii) of Section 6(m)) which in such Pledgor's reasonable judgment involves loss of $ 10,000,000 or more, shall require the prior approval of Trustee (acting at the direction of the holders of the Notes) and such Pledgor shall use its best efforts to cause each such insurance policy to contain a provision to such effect. Subject to the provisions of the Intercreditor Agreement and provided that during the occurrence and continuance of an Event of Default the Senior Bank Debt shall be repaid in full and the Senior Credit Facility shall cease to be in effect, in case of any loss, damage or destruction (each, a "Destruction") to any of the Pledged Collateral, all Net Insurance Proceeds maintained by the applicable Pledgor shall be paid to the Trustee as Trust Moneys pursuant to Article 12 of the Indenture and shall be subject to retention and disbursement by the Trustee in accordance with the terms of Article 12 of the Indenture.

                  (n) Condemnation; Assignment of Award. If there shall occur any taking of the Pledged Collateral of any Pledgor or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of such Pledged Collateral or any part thereof, by any Governmental Authority, civil or military (each, a "Taking"), such Pledgor shall immediately notify the Trustee upon receiving notice of such Taking or commencement of proceedings therefor. The Trustee may (acting at the direction of the holders of the Notes) participate in any proceedings or negotiations which might result in any Taking, and such Pledgor shall deliver or cause to be delivered to Trustee all instruments requested by it to permit such participation. Trustee may be represented by counsel satisfactory to it at the reasonable expense of such Pledgor in connection with any such participation. Such Pledgor shall deliver or cause to be delivered to the Trustee all instruments reasonably requested by it to permit such participation. Such Pledgor shall in good faith and with due diligence file and prosecute what would otherwise be such Pledgor's claim for any such award or payment and cause the same to be collected and paid over to the Trustee, and hereby irrevocably authorizes and empowers the Trustee, in the name of such Pledgor as its true and lawful attorney-in-fact or otherwise, to collect and to receipt for any such award or payment, and in the event such Pledgor fails so to act or is otherwise in default hereunder beyond any applicable notice and grace period set forth herein or in the Indenture, to file and prosecute such claim. Such Pledgor shall pay all fees, costs and expenses incurred by the Trustee in connection with any Taking and in seeking and obtaining any award or payment on account thereof Subject to the provisions of the Intercreditor Agreement and provided that during the occurrence and continuance of an Event of Default the Senior Bank Debt shall be repaid in full and the Senior Credit Facility shall cease to be in effect, Net Awards shall be paid to the Trustee as Trust Moneys pursuant to Article 12 of the Indenture and shall be subject to retention and disbursement by the Trustee in accordance with the terms of Article 12 of the Indenture. Such Pledgor shall take all steps necessary to notify the condemning authority of such assignment.

                  (o) Payment of Taxes; Claims. Each Pledgor shall pay promptly when due all Charges. Notwithstanding the foregoing, each Pledgor may at its own expense contest the amount or applicability of any such Charge by appropriate legal proceedings; provided, however, that (i) any such contest shall be conducted in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) in connection with such contest, such Pledgor shall have (A) made provision for the payment of such contested amount on such Pledgor's books if and to the extent required by generally accepted accounting principles then used by such Pledgor in the preparation of its financial statements or (B) subject to the provisions of the Intercreditor Agreement, deposited with the Trustee a sum sufficient to pay and discharge such Charge and an estimate of all interest and penalties related thereto. Notwithstanding the foregoing provisions of this Section 6(o), (i) no contest of any such Charge may be pursued by such Pledgor if such contest would expose the Trustee or any other Secured Party to (A) any possible criminal liability or (B) unless such Pledgor shall have furnished a bond or other security therefor satisfactory to the Trustee or any other Secured Party, any additional civil liability for failure to comply with its obligations with respect to such Charge and (ii) if at any time payment of any Charge shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

                  (p) Access to Books and Records. Upon reasonable request to such Pledgor, the Trustee shall have full and free access during normal business hours to all of the books, correspondence and records of such Pledgor relating to the Pledged Collateral, and the Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Trustee, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Trustee with regard thereto.

                  Section 7. Special Provisions Concerning General Collateral.

                  (a) Intentionally Omitted.

                  (b) Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of each Account, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor's sole cost and expense, upon the Senior Bank Agent's or, in the event the obligations under the Senior Credit Facility have been paid and satisfied, the Trustee's demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including, without limitation, all documents evidencing Accounts and any books and records relating thereto to the Senior Bank Agent or the Trustee, as the case may be, or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Trustee may transfer a full and complete copy of any Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Accounts or the Trustee's Lien and security interest therein without the consent of any Pledgor.

                  (c) Legend. Each Pledgor shall legend, at the request of the Trustee made at any time after the occurrence of any Event of Default and in form and manner satisfactory to the Trustee, the Accounts and the other books, records and documents of such Pledgor evidencing or pertaining to the Accounts with an appropriate reference to the fact that the Accounts have been assigned to the Trustee for its benefit and the benefit of the other Secured Parties and that the Trustee has a Lien and security interest therein.

                  (d) Modification of Terms, etc. Except in the ordinary course of and pursuant to the reasonable requirements of any Pledgor and in accordance with the usual and customary business practice of such Pledgor as of the date hereof, no Pledgor shall (i) rescind or cancel any indebtedness evidenced by any Account or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, (ii) extend or renew any such indebtedness or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or (iii) sell any Account or interest therein except in the ordinary course of business consistent with prudent business practice. Each Pledgor shall timely fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Accounts.

                  (e) Collection. Each Pledgor shall cause each of the Accounts to be collected, applied and deposited in the manner contemplated by the Senior Credit Facility.

                  (f) Instruments. Upon the occurrence and during the continuance of any Event of Default, each Pledgor shall, subject to the provisions of the Intercreditor Agreement, deliver to the Trustee, within five days after receipt thereof by such Pledgor, any Instrument evidencing Accounts which is in the principal amount of $500,000 or more. Any Instrument delivered to the Trustee pursuant to this Section 7(f) shall be appropriately endorsed (if applicable) to the order of the Trustee, as agent for the Secured Parties, and shall be held by the Trustee as further security hereunder; provided, however, that so long as no Default shall have occurred and be continuing, the Trustee shall, promptly upon request of such Pledgor, make appropriate arrangements for making any Instrument pledged by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document).

                  (g) Maintenance of Equipment. Each Pledgor shall cause the Equipment to be maintained and preserved in good condition, repair and working order, ordinary wear and tear excepted, and to the extent consistent with current business practice in accordance with any manufacturer's manual, and shall forthwith, or in the case of any loss or damage which (individually or in the aggregate) exceeds $ 100,000 to any of the Equipment (of which prompt notice shall be given to the Trustee) as quickly as commercially practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable in the conduct of such Pledgor's business.

                  (h) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, the applicable Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

                  (i) Consents to Assignment of Contracts. To the extent that any contract or other agreement of any Pledgor would constitute Pledged Collateral hereunder but for the exclusions contained in Section 2 of this Agreement, such Pledgor shall, to the extent required under the Senior Credit Facility, cause the counterparty thereto to deliver or cause to be delivered the requisite consent.

                  (j) Fair Labor Standards Act. Any goods now or hereafter produced by each Pledgor included in the Pledged Collateral have been and will be produced in substantial compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

Section 8. Special Provisions Concerning Securities Collateral.

                  (a) Pledge of Additional Securities. Each Pledgor shall, upon obtaining any Pledged Securities of any Issuing Entity, accept the same in trust for the benefit of the Trustee and promptly (and in any event within five Business Days) deliver (i) to the Trustee a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and (ii) to the Trustee or the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement, the certificates and other documents required under Sections 5(a) and 5(b) in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien and security interest hereby created on and in respect of such additional Pledged Securities. Each Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

                  (b) Voting Rights; Distributions, etc.

                      (i) So long as no Event of Default shall have occurred and be continuing:

                  (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement, the Indenture or any other Security Document; provided, however, that no Pledgor shall in any event exercise such rights in any manner which would reasonably be expected to have a material adverse effect on the aggregate value of the Pledged Collateral or on the Lien granted pursuant to this Agreement.

                  (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provide , however, that any and all such Distributions consisting of rights or interests in the form of certificates representing securities shall be forthwith delivered to the Trustee or the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Senior Bank Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Trustee or the Agent in accordance with the provisions of the Intercreditor Agreement as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (C) The Trustee shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to
         Section 8(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 8(b)(i)(B) hereof.

                  (ii) Upon the occurrence and during the continuance of any Event of Default:

                  (A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(b)(i)(A) hereof without any action or the giving of any notice shall cease, and all such rights shall, subject to the provisions of the Intercreditor Agree-ment, thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to
         Section 8(b)(i)(B) hereof shall cease and all such rights shall, subject to the provisions of the Intercreditor Agreement, thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

                  (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Trustee appropriate instruments as the Trustee may reasonably request in order to permit the Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 8(b)(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 8(b)(ii)(B) hereof

                  (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 8(b)(ii)(B) hereof shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Trustee or the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement as Pledged Collateral in the same form as so received (with any necessary endorsement).

                  (c) No New Securities. Except to the extent delivered to the Senior Bank Agent, as agent, for the Trustee pursuant to the provisions of the Intercreditor Agreement, each Pledgor shall cause each issuer of the Pledged Securities not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Pledgor.

                  (d) Operative Agreements. Each Pledgor has delivered to the Trustee true, correct and complete copies of the Operative Agreements. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified, and there is no existing default by any party thereunder or any event which, with the giving of notice of passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to the Trustee a copy of any notice of default given or received by it under any Operative Agreement within ten (10) days after such Pledgor gives or receives such notice. Except in connection with a transaction permitted by the Indenture, no Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which would reasonably be expected to have a material adverse effect on the value of the Membership Interests, the Partnership Interests or the security intended to be provided by this Agreement.

                  (e) Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. No Pledged Securities pledged by such Pledgor are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Trustee or the Senior Bank Agent) which evidence any Pledged Securities of such Pledgor.

                  Section 9. Special Provisions Concerning Intellectual Property Collateral.

                  (a) Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business, that are listed in Schedules II and III hereto, on and as of the date hereof (i) each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Patent or Trademark listed in Schedules II and III and (ii) all registrations listed in Schedules II and III are valid and in full force and effect.

                  (b) No Violations or Proceedings. To each Pledgor's knowledge, on and as of the date hereof, (i) except as set forth in Schedules II and III hereto, there is no violation by others of any right of such Pledgor with respect to any Patent or Trademark listed in Schedules II and III hereto, respectively, pledged by it under the name of such Pledgor, (ii) such Pledgor is not infringing upon any Patent or Trademark of any other Person and (iii) no proceedings have been instituted or are pending against such Pledgor or, to such Pledgor's knowledge, threatened, and no claim against such Pledgor has been received by such Pledgor, alleging any such violation, except as may be set forth in Schedules II and III.

                  (c) Duties of Pledgor. Each Pledgor shall have the duty, to the extent desirable in the normal conduct of such Pledgor's business, to: (i) prosecute diligently any Intellectual Property Collateral application that is part of the Intellectual Property Collateral pending as of the date hereof or hereafter until the termination of this Agreement, and (ii) make applications for Intellectual Property Collateral that are necessary in the operation of such Pledgor's business. Each Pledgor further agrees (i) not to abandon any Intellectual Property Collateral unless (x) such Pledgor shall have obtained the prior written consent of Senior Bank Agent to the extent required pursuant to the Senior Credit Facility or (y) subsequent applications relating to such abandoned Intellectual Property have been filed with respect to similar subject matter or (z) where such Pledgor, in its reasonable business judgment, concludes that such Intellectual Property is no longer useful in the conduct of such Pledgor's business, and (ii) to use its commercially reasonable efforts to maintain in full force and effect the Intellectual Property Collateral that are or shall be necessary or economically desirable in the operation of such Pledgor's business. Any expenses incurred in connection with the foregoing shall be borne by such Pledgor. Neither Trustee nor any other Secured Party shall have any duty with respect to the Intellectual Property Collateral. Without limiting the generality of the foregoing, Trustee shall not be under any obligation to take any steps necessary to preserve rights in the Intellectual Property Collateral against any other Persons, but may, subject to the provisions of the Intecreditor Agreement, do so at its option from and after the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the sole account of such Pledgor and shall be added to the Secured Obligations secured hereby.

                  (d) Trustee's Right to Sue. From and after the occurrence and during the continuance of an Event of Default, the Trustee shall have the right, subject to the provisions of the Intercreditor Agreement, but shall not be obligated, to bring suit in its own name to enforce the Intellectual Property Collateral and, if the Trustee shall commence any such suit, each Pledgor shall, at the request of the Trustee, do any and all lawful acts and execute any and all proper documents reasonably required by the Trustee in aid of such enforcement. Such Pledgor shall, upon demand, promptly reimburse the Trustee for all reasonable costs and expenses incurred by Trustee in the exercise of its rights under this Section 9(d) (including, without limitation, reasonable fees and expenses of attorneys and paralegals for the Trustee).

                  (e) After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid in full (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clauses (i) or (ii) of this Section 9(e) with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement and be subject to the Lien and security interest created by this Agreement without further action by any party other than actions required to perfect such Lien and security interest (provided, that no such actions will be taken with respect to any foreign intellectual property registrations except to the extent required under the Senior Credit Facility). Each Pledgor shall promptly provide to the Trustee written notice of any of the foregoing. Each Pledgor agrees, promptly following a request by the Trustee, to confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) of this Section 9(e) if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement by execution of an instrument in form reasonably acceptable to the Trustee.

                  (f) Modifications. Each Pledgor authorizes the Trustee to modify this Agreement by amending Schedules II, III and IV hereto to include any future Intellectual Property Collateral of such Pledgor, including, without limitation, any of the items listed in Section 9(e).

                  (g) Litigation.

                  (i) Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions for infringement, counterfeiting, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Intellectual Property Collateral. Each Pledgor shall promptly notify the Trustee in writing as to the commencement and prosecution of any such actions, or threat thereof relating to the Intellectual Property Collateral, and shall provide to the Trustee such information with respect thereto as may be reasonably requested by the Trustee. Each Pledgor shall indemnify and hold harmless each Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses or disbursements (including attorneys' fees and expenses) of any kind whatsoever which may be imposed on, incurred by or asserted against such Secured Party in connection with or in any way arising out of such suits, proceedings or other actions, except to the extent arising out of the gross negligence or willful misconduct of such Secured Party.

                  (ii) Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Trustee or the other Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the request of the Trustee, do any and all lawful acts and execute any and all documents requested by the Trustee in aid of such enforcement and the Pledgors shall promptly, upon demand, reimburse and indemnify the Trustee, as the case may be, for all costs and expenses (including fees and expenses of counsel) incurred by the Trustee in the exercise of its rights under this Section gig). In the event that the Trustee shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the request of the Trustee, to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, counterfeiting or other diminution in value of any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any person so infringing necessary to prevent such infringement unless such Pledgor has determined that such Intellectual Property Collateral that is the subject of any pending or contemplated infringement or enforcement action or proceeding does not contain or represent any value or utility (other than of an immaterial nature), consistent with prudent business practice.

                  Section 10. Transfers and Other Liens. No Pledgor shall (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as permitted by the Indenture, (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder other than Permitted Liens or (c) permit any issuer of the Pledged Securities to merge, consolidate or change its legal form except as permitted by the Indenture.

                  Section 11. Reasonable Care. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                  Section 12. Remedies upon Default.

                  (a) Obtaining the Pledged Collateral upon Event of Default. If any Event of Default shall have occurred and be continuing, then and in every such case, the Trustee may, subject to the provisions of the Intercreditor
Agreement:

                  (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

                  (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral, including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and Contracts) constituting part of the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to the Trustee, and in connection with any of the foregoing, compromising, settling, extending the time for payment and making other modifications with respect thereto; provided, however. that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to the Trustee (or, so long as the obligations under the Senior Credit Facility shall be outstanding, the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement);

                  (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

                  (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Trustee at any place or places so designated by the Trustee, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Trustee (or, so long as the obligations under the Senior Credit Facility shall be outstanding, the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement) and there delivered to the Trustee (or, so long as the obligations under the Senior Credit Facility shall be outstanding, the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement), (B) store and keep any Pledged Collateral so delivered to the Trustee (or, so long as the obligations under the Senior Credit Facility shall be outstanding, the Senior Bank Agent in accordance with the provisions of the Intercreditor Agreement) at such place or places pending further action by the Trustee; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

                  (v) Retain and apply the Distributions to the Secured Obligations as provided in Section 13 hereof, and

                  (vi) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral.

                  (b) Disposition of the Pledged Collateral.

                  (i) Upon the occurrence and during the continuance of any Event of Default, the Trustee may from time to time, in accordance with the terms of and at the times, if any, specified in the Indenture and/or the Intercreditor Agreement, exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured parry on default under the UCC, and the Trustee may also in its sole discretion, without notice except as specified below, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustees offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable. The Trustee or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Trustee arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  (ii) Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

                  (c) Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Trustee's taking possession or the Trustee's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Trustee shall not be liable for any incorrect or improper payment made pursuant to this Section 12 in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

                  (d) Certain Sales of Pledged Collateral. Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign Governmental Authority, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Trustee shall have no obligation to engage in public sales.

                  (e) Certain Sales of Securities Collateral.

                  (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the Issuing Entity thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Issuing Entity would agree to do so.

                  (ii) If the Trustee determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Trustee all such information as the Trustee may request in order to determine the number of securities included in the Securities Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  Section 13. Application of Proceeds.

                  The proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 12 hereof shall be applied, together with any other sums then held by the Trustee pursuant to this Agreement, promptly by the Trustee in the manner set forth in the Indenture and/or the Intercreditor Agreement.

                  Section 14. Expenses. Each Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Trustee may incur in connection with (a) the collection of the Secured Obligations, (b) the enforcement and administration of this Agreement, (c) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (d) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder or (e) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts payable by any Pledgor under this Section 14 shall be due upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 14 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations hereunder.

                  Section 15. No Waiver; Cumulative Remedies. (a) No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Trustee be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

                  (b) In the event that the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, the Pledgors, the Trustee and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Trustee and the other Secured Parties shall continue as if no such proceeding had been instituted.

                  Section 16. Actions by Trustee.

                  The Trustee has been appointed as collateral agent and trustee pursuant to the Indenture. The actions of the Trustee hereunder are subject to the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement, the Indenture and/or the Intercreditor Agreement. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

                  Section 17. Trustee May Perform; Trustee Appointed Attorney-in-Fact. If any Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Pledgor contained herein shall be breached, the Trustee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all reasonable amounts so expended by the Trustee shall be paid by the Pledgors promptly upon demand therefor, with interest at the highest rate then in effect under the Indenture during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this Section 17 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement, the Indenture and the other Security Documents. Each Pledgor hereby appoints the Trustee its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time at the direction of the holders of the Notes to take any action and, while an Event of Default exists, to execute any and all instruments consistent with the terms of this Agreement, the Indenture and the other Security Documents which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

                  Section 18. Indemnity

                  (a) Indemnity. Each Pledgor agrees to, jointly and severally, indemnify, pay and hold harmless the Trustee and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Trustee and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture, the Intercreditor Agreement or any other Security Document (including, without limitation, any misrepresentation by any Pledgor in this Agreement, the Indenture or any other Security Document) (the "indemnified liabilities"); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them such that it has contributed to the Trustee an amount equal to that portion of the loss determined by virtue of its relative fault.

                  (b) Survival. The obligations of the Pledgors contained in this Section 18 shall survive the termination of this Agreement and the discharge of the Pledgors' other obligations under this Agreement, the Indenture and under the other Security Documents and the removal or resignation of the Trustee.

                  (c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

                  Section 19. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Trustee. Any amendment modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, the Indenture or any other Security Document, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

                  Section 20. Termination; Release. When all the Secured Obligations have been paid in full this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and expense of the Pledgors, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

                  Section 21. Notices.

                  Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Indenture, as to any Pledgor, addressed to it at the address of such Pledgor set forth in the Indenture and as to the Trustee, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 21; provided, however, that notices to the Trustee shall not be effective until received by the Trustee.

                  Section 22. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

                  Section 23. Joinder of Affiliates. Each Affiliate of the Issuer which from time to time after the initial date of this Agreement is required under the Indenture to pledge any assets to the Trustee for its bene-fit and the benefit of the other Secured Parties may become a party hereto upon execution and delivery to the Trustee of a joinder agreement substantially in the form attached hereto as Exhibit 3, and upon such execution and delivery shall be deemed to be a "Guarantor" and a "Pledgor" for all purposes hereunder.

                  Section 24. GOVERNING LAW, TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Section 25. CONSENT TO JURISDICTION AND SERVICE OF PROCESS, WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUBJECT TO THE RIGHT OF SUCH PLEDGOR TO SEEK APPELLATE RELIEF. EACH PLEDGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PLEDGOR AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 26. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 27. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

                  Section 28. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

                  (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

                  (ii) any lack of validity or enforceability of the Indenture, or any Security Document, or any other agreement or instrument relating thereto;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, or any other Security Document, or any other agreement or instrument relating thereto;

                  (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

                  (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture or any Security Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 19 hereof; or

                  (vi) any other circumstances which might otherwise constitute a defense (other than the defense of payment and performance of the Secured Obligations) available to, or a discharge of, any Pledgor.

                  Section 29. Trustee's Right to Sever Indebtedness. (a) Each Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations may also secured by other types of property of the Pledgors in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate agreement and (iii) each Pledgor intends that the Trustee have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that the Trustee would have had if each item of Collateral had been pledged or encumbered pursuant to a separate indenture and security instrument. In furtherance of such intent, each Pledgor agrees to the greatest extent permitted by law that the Trustee may at any time by notice (an "Allocation Notice") to such Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to all or a specified portion of the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to any of the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate obligation of such Pledgor unrelated to the other transactions contemplated by the Indenture, any Security Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to such Pledgor and shall not be available hereunder to satisfy any Secured Obligations of such Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by the Trustee of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and such Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 29, the proceeds received by the Trustee pursuant to this Agreement shall be applied by the Trustee in accordance with the provisions of Section 13 hereof.

                  (b) Each Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because the Trustee elected to proceed with the exercise of such initial right or remedy or because of any failure by the Trustee to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to the Trustee, no Pledgor shall (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against such Pledgor of any remedy in the Indenture or any Security Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

                  (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 29, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, the Trustee may execute and deliver such instrument as the attorney-in-fact of any Pledgor. Such power of attorney is coupled with an interest and is irrevocable.

                  (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 29 shall be effective only to the maximum extent permitted by law.

                  Section 30. Future Advances. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Indenture.

     IN WITNESS WHEREOF, the Pledgors and the Trustee have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                    METAL MANAGEMENT, INC.

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    AEROSPACE METALS, INC.
                                    AMERICAN SCRAP PROCESSING, INC.
                                    C SHREDDING CORP.
                                    CALIFORNIA METALS RECYCLING, INC.
                                    CIM TRUCKING, INC.
                                    COMETCO CORP.
                                    COZZI BUILDING CORPORATION
                                    COZZI IRON & METAL, INC.
                                    EMCO TRADING, INC.
                                    FERREX TRADING CORPORATION
                                    FIRMA, INC.
                                    FIRMA PLASTIC CO., INC.
                                    FPX, INC.
                                    HOUSTON COMPRESSED STEEL CORP.
                                    HOUTEX METALS COMPANY, INC.
                                    THE ISAAC CORPORATION
                                    P. JOSEPH IRON & METAL, INC.
                                    KANKAKEE SCRAP CORPORATION
                                    KIMERLING ACQUISITION CORP.
                                    MACLEOD METALS CO.
                                    METAL MANAGEMENT ARIZONA, INC.
                                    METAL MANAGEMENT GULF COAST, INC.
                                    METAL MANAGEMENT PITTSBURGH, INC.
                                    METAL MANAGEMENT REALTY, INC.
                                    MICHAEL SCHIAVONE & SONS, INC.
                                    NAPORANO IRON & METAL CO.
                                    NEWELL RECYCLING WEST, INC.
                                    NIMCO SHREDDING CO.
                                    138 SCRAP, INC.
                                    PERLCO, L.L.C.
                                    PROLER SOUTHWEST INC.
                                    PROLER STEELWORKS L.L.C.
                                    R&P HOLDINGS, INC.
                                    SALT RIVER RECYCLING, L.L.C.
                                    SCRAP PROCESSING, INC.
                                    TORRINGTON SCRAP COMPANY
                                    TROJAN TRADING, INC.

                                    USA SOUTHWESTERN CARRIER, INC.

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    RESERVE IRON & METAL LIMITED PARTNERSHIP

                                    By:  P. JOSEPH IRON & METAL, INC.,
                                         its general partner

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    HARRIS TRUST AND SAVINGS BANK, as Trustee

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                  SCHEDULE I-A

                             Initial Pledged Shares

Pledgor:
         ------------------------------------


                                                                                                PERCENTAGE OF
                                                                                                 ALL ISSUED
                                                                                                   CAPITAL OR
                                                                          NUMBER                OTHER EQUITY
                                     CLASS           CERTIFICATE            OF                   INTERESTS OF
ISSUER                             OF STOCK             NO(S).            SHARES                   ISSUER
------                             --------          -----------          ------                -------------









Note: A separate sheet should be used for each Pledgor pledging shares.

                                  SCHEDULE I-B

                           Initial Pledged Interests

Pledgor:
         -----------------------------------------------

                                                                                                PERCENTAGE OF
                                                                                                 ALL ISSUED
                                                                                                   CAPITAL OR
                                     TYPE                                 NUMBER                OTHER EQUITY
                                      OF             CERTIFICATE            OF                   INTERESTS OF
ISSUER                             INTEREST             NO(S).            SHARES                   ISSUER
------                             --------          -----------          ------                -------------












Note: A separate sheet should be used for each Pledgor pledging notes.

                                  SCHEDULE II

                                Initial Patents

Pledgor:
         ------------------------------------

Registrations:

REGISTRATION                         REGISTRATION
NUMBER                               DATE                               COUNTRY                       DESCRIPTION


Applications:

APPLICATION                          APPLICATION
NUMBER                               DATE                               COUNTRY                       DESCRIPTION




Note: A separate sheet should be used for each Pledgor pledging Patents.

                                  SCHEDULE III

                               Initial Trademarks

Pledgor:
          ------------------------------------
Registrations:

REGISTRATION                         REGISTRATION
NUMBER                               DATE                               COUNTRY                       DESCRIPTION


Applications:

APPLICATION                          APPLICATION
NUMBER                              DATE                               COUNTRY                       DESCRIPTION

                                  SCHEDULE IV

                                Initial Licenses

Pledgor:
          ----------------------------------

                                    ANNEX A

                             Locations of Pledgors

              Chief Executive            Tax ID
Pledgor         Office                   Number                Other Locations
-------       ---------------            ------                ---------------
















Note: A separate sheet should be used for each Pledgor pledging
      Financial Accounts.

                                    EXHIBIT 1

                          Form of Issuer Acknowledgment

     The undersigned hereby (i) acknowledges receipt of a copy of that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Agreement"; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated
as of        , among         (the "Issuer"), the Guarantors from time to time
party thereto and         , as collateral agent (in such capacity and together
with any successors in such capacity, the "Trustee"), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement, (iii) agrees that, subject to the rights, if any, of the Senior Bank Agent under the Senior Credit Facility, it will comply with instructions of the Trustee with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Trustee upon obtaining knowledge of any interest in favor of any Person in the applicable Securities Collateral that is adverse to the interest of the Trustee therein (other than interests in favor of the Senior Bank Agent) and (v) subject to the rights, if any, of the Senior Bank Agent under the Senior Credit Facility, waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Trustee or its nominee or the exercise of voting rights by the Trustee or its nominee.


                                       [_______________]

                                       By:
                                          -------------------------
                                          Name:
                                          Title:

                                    EXHIBIT 2

                       Form of Securities Pledge Amendment

                                PLEDGE AMENDMENT

            This Pledge Amendment, dated               , is delivered pursuant
to Section 8 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement, dated as
of             , among the undersigned, certain other Pledgors and            ,
as the Trustee (the "Agreement"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement) and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.


                                                -------------------------------
                                                as Pledgor

                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                               Pledged Securities

                                                                                  PERCENTAGE OF ALL
                                                                NUMBER            ISSUED CAPITAL OR
              CLASS        PAR                  CERTIFICATE      OF                OTHER EQUITY
ISSUER       OF STOCK     VALUE                     NO(S).      SHARES           INTERESTS OF ISSUER

                                    EXHIBIT 3

                            Form of Joinder Agreement

                              [Name of New Pledgor]

                            [Address of New Pledgor]


                                                                          [Date]


_____________________________________ ,
as Trustee

_____________________________________

_____________________________________

Attention:___________________________


Ladies and Gentlemen:

         Reference is made to the Security Agreement (the "Agreement"), dated as of ________________, made by _____________________ (the "Issuer"), each of the
Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement and __________________, as collateral agent for the Secured Parties. Capitalized terms used herein but not otherwise defined herein have the meanings given such terms in the Agreement.

         This letter supplements the Agreement and is delivered by the undersigned, ___________________ (the "New Pledgor"), pursuant to Section 23 of the Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Agreement to the same extent that it would have been bound if it had been a signatory to the Agreement on the execution date of the Agreement. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Agreement.

         Attached hereto are supplements to each of the schedules and annexes to the Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Agreement.

         This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the New Pledgor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                      [NEW PLEDGOR]

                                      By:_______________________________________
                                         Name:
                                         Title:

AGREED TO AND ACCEPTED:


__________________________________ ,
as Trustee

By: ______________________________
    Name:
    Title:

[Schedules and Annexes to be attached]